SETTLEMENT, RELEASE AND LOAN MODIFICATION AGREEMENT












                             TABLE OF CONTENTS


                                                                      PAGES
RECITALS                                                                  1

AGREEMENT                                                                 4

     1.   Recitals Incorporated into Agreement                            4

     2.   Modification of Obligations                                     4
          2.1  Cash Payment                                               4
          2.2  Grant Deed                                                 4
          2.3  Settlement Note                                            5
          2.4  Security for Settlement Note                               5
               2.4.1     Collateral Assignment of SHF Notes               5
               2.4.2     Rancho Murieta Deed of Trust and UCC-1           6
               2.4.3     Nevada Deed of Trust and UCC-1                   6

     3.   Title                                                           7

     4.   Conditions Precedent to Obligations of RTC                      7
          4.1  Review and Approval of Title                               8
          4.2  Review and Approval of Physical Condition
               and Valuation                                              8
          4.3  Review and Approval of SHF Notes and SHF Deeds
               of Trust                                                   8
          4.4  Loan Documents                                             9
          4.5  Corporate Resolutions                                      9
          4.6  Estoppel Affidavit                                         9
          4.7  Dismissal of Litigation                                    9
          4.8  Dismissal of Bankruptcy Case                               9

     5.   Pre-Closing Date and Closing Date                              10

     6.   Representations and Warranties of Dunes, Continental
          and SHF                                                        10
          6.1  Representations and Warranties of Dunes                   10
               6.1.1     Due Incorporation and Authority                 11
               6.1.2     Authority to Execute and Perform
                         Agreement and Loan Documents                    11
               6.1.3     No Consent Required; No Conflicts               11
               6.1.4     Claims and Proceedings                          11
               6.1.5     Misstatements                                   11
               6.1.6     Financial Condition                             12
               6.1.7     No Defenses, Set-Offs or Counter-
                         claims;  No Subordination                       12



                                                                      PAGES

          6.2  Representations and Warranties Continental                12
               6.2.1     Due Incorporation and Authority                 12
               6.2.2     Authority to Execute and Perform
                         Agreement and Grant Deed                        12
               6.2.3     Effect of Grant Deed                            12
               6.2.4     No Coercion                                     13
               6.2.5     No Consent Required;  No Conflicts              13
               6.2.6     Claims and Proceedings                          13
               6.2.7     Misstatements                                   13
          6.3  Representations and Warranties of SHF                     13
               6.3.1     Due Incorporation and Authority                 14
               6.3.2     Authority to Execute and
                         Perform Agreement, the
                         Collateral Assignment, the Rancho
                         Murieta Deed of Trust and the Nevada
                         Deed of Trust                                   14
               6.3.3     Financial Condition                             14
               6.3.4     No Consent Required; No Conflicts               14
               6.3.5     Claims and Proceedings                          14
               6.3.6     Misstatements                                   15
          6.4  Environmental Representations and Warranties
               of SHF, Dunes and Continental                             15
               6.4.1     Definitions                                     15
               6.4.2     Joint and Several Representations
                         and Warranties of Dunes and
                         Continental Regarding San
                         Diego Property                                  17
               6.4.3     Joint and Several Representations
                         and Warranties of Dunes and SHF
                         Regarding SHF and Property                      18

     7.   Covenants of Dunes and SHF                                     20
          7.1  Affirmation Covenants                                     20
               7.1.1     Conduct of Business                             20
               7.1.2     Sale of Lots                                    20
               7.1.3     Payment of Obligations                          20
               7.1.4     Execution of Further Documents                  21
               7.1.5     SEC Filings                                     21
               7.1.6     SHF Reports                                     21
          7.2  Negative Covenants                                        21
               7.2.1     No Other Liens                                  21
               7.2.2     No Sales or Transfers                           21

     8.   Mutual Limited Release of Claims                               21
          8.1  Limited Release by Dunes, Continental, MRI
               and SHF                                                   21
          8.2  Limited Release by the RTC                                23

     9.  Acknowledgements and Waivers                                    24

     10. Default                                                         24


                                                                      PAGES

     11.  Preferential Transfer;  Fraudulent Conveyance                  25

     12.  Costs and Expenses                                             25

     13.  Independent Counsel                                            25

     14.  Notices                                                        26

     15.  Controlling Law                                                27

     16.  Attorney's Fees                                                27

     17.  Entire Agreement                                               27

     18.  Amendments                                                     27

     19.  Waiver                                                         27

     20.  Partial Invalidity                                             27

     21.  Successors and Assigns                                         27

     22   Neutral Interpretation                                         28

     23.  Forum Selection                                                28

     24.  Joint and Several Liability                                    28

     25.  Further Acts                                                   28

     26.  Survival of Agreement                                          28

     27.  Counterparts                                                   28

     Exhibit A -    San Diego Property Description
     Exhibit B -    Grant Deed
     Exhibit C -    Settlement Note
     Exhibit D -    Collateral Note
     Exhibit E -    Sold Rancho Murieta Lots
     Exhibit F -    Allonge Form for SHF Notes
     Exhibit G -    Rancho Murieta Deed of Trust
     Exhibit H -    Unsold Rancho Murieta Lots
     Exhibit I -    Nevada Deed of Trust
     Exhibit J -    Nevada Property Description
     Exhibit K -    Estoppel Affidavit




           SETTLEMENT, RELEASE AND LOAN MODIFICATION AGREEMENT



     THIS SETTLEMENT, RELEASE AND LOAN MODIFICATION AGREEMENT ("Agreement") is entered into this ___ day of October, 1995, by and among THE RESOLUTION TRUST CORPORATION, solely in its capacity as Receiver for San Antonio Savings Association, F.A. ("RTC"), DUNES HOTELS AND CASINOS INC., a New York corporation ("Dunes"), CONTINENTAL CALIFORNIA CORPORATION, a Delaware corporation ("Continental"), M&R INVESTMENT COMPANY, INC., a Nevada corporation ("MRI") and SHF ACQUISITION CORPORATION, a Nevada corporation ("SHF").


                                RECITALS

     A. On July 27, 1983, the Dunes Hotel and Casino of Atlantic City Joint Venture ("Joint Venture") executed a note ("Joint Venture Note") in favor of San Antonio Savings Association, a Texas Chartered Savings and Loan Association ("Old SASA"), which Joint Venture Note was secured by a mortgage dated July 27, 1984, encumbering certain New Jersey real property. Dunes guaranteed payment of the Joint Venture Note to Old SASA by written Guaranty dated July 27, 1983 ("Guaranty").

     B. The Joint Venture defaulted on the Joint Venture Note and, on August 9, 1985, filed a petition for relief under Chapter
11 of the United States Code in the United States Bankruptcy
Court for the District of New Jersey.

     C. On or about January 8, 1986, Old SASA sued Dunes on the Guaranty. Judgment was entered in favor of Old SASA against Dunes on or about May 26, 1988 ("New Jersey Judgment"). This judgment was domesticated in Nevada state court in 1988 ("Nevada Judgment").

     D. Following entry of judgment, Old SASA entered into a Settlement Agreement with Dunes and MRI dated June 28, 1988, as amended by the First Amendment to Settlement Agreement dated
December 5, 1989 ("Dunes Settlement Agreement").

     E. Pursuant to the terms of the Dunes Settlement Agreement, Dunes agreed to secure its settlement obligations with a deed of trust ("Continental Deed of Trust") encumbering certain real property owned by Continental and located in San Diego County, California, described more particularly in EXHIBIT A, attached hereto and incorporated herein by reference ("San Diego Property"). The Continental Deed of Trust was executed by Continental, as trustor, to Ticor Title Insurance Company of California, as trustee, in favor of Old SASA, as beneficiary, and recorded on December 14, 1989 as Instrument No. 89-676300 in the Official Records of San Diego County, California.

     F. On February 28, 1989, the Federal Home Loan Bank Board ("FHLBB") determined that Old SASA was insolvent and appointed the Federal Savings and Loan Insurance Corporation ("FSLIC") as conservator for Old SASA on March 9, 1989. On July 12, 1989, the FHLBB created a new federally-chartered savings and loan association known as San Antonio Savings Association, F.A. ("New SASA"), which was immediately placed into conservatorship with the FSLIC as conservator.

     G. By virtue of a Purchase and Assumption Agreement, New SASA acquired all of the assets but only certain liabilities of Old SASA, including tax claims, liabilities to depositors to the extent of their deposits and liabilities to secured creditors to the extent of the value of their security. New SASA was subsequently placed into receivership by the FHLBB on March 1, 1990 and the FSLIC was appointed as receiver.

     H. Two of the assets acquired by New SASA under the Purchase and Assumption Agreement were the Joint Venture Note and
Dunes Settlement Agreement.

     I.   After the Financial Institutions Reform, Recovery, and
Enforcement Act of 1989 ("FIRREA") was enacted and the FSLIC was abolished, the RTC was subsequently substituted as receiver for New SASA and Old SASA.

     J. On November 28, 1994, the RTC caused a Notice of Default and Election to Sell Under Deed of Trust to be recorded in San Diego, California ("Notice of Default"). The Notice of Default commenced a non-judicial foreclosure by trustee's sale of the Continental Deed of Trust. The Notice of Default states that the unpaid principal balance under the Amended Settlement Agreement is $15,110,063.71. A Notice of Trustee's Sale dated April 19, 1995 was recorded by the RTC, with a sale date of May 18, 1995.

     K. On February 2, 1995, Continental filed an action as plaintiff in the United States District Court for the Southern District of California against the RTC seeking, INTER ALIA, to quiet title, for damages and injunctive relief to stop the RTC's nonjudicial foreclosure of the San Diego Property (the "California Action").

     L. On April 3, 1995, the court denied Continental's motion for a preliminary injunction to stop the RTC's nonjudicial foreclosure of the San Diego Property on solely jurisdictional grounds, citing 12 U.S.C. Section 1821(j), which prohibits injunctions against the RTC when acting in its capacity as receiver.

     M. On April 24, 1995, Continental filed a Notice of Appeal of the order denying its motion for a preliminary injunction.

     N. On May 18, 1995, Continental filed a chapter 11 proceeding in the United States District Court. This chapter 11 proceeding, captioned IN RE CONTINENTAL CALIFORNIA CORPORATION, was subsequently transferred to the United States District Court for the Southern District of California as Case No. 95-07973-LA11.

     O. On June 9, 1995, Continental filed an adversary proceeding entitled CONTINENTAL CALIFORNIA CORPORATION V. RESOLUTION TRUST CORPORATION, United States Bankruptcy Court, Southern District of California, Adversary Proceeding No. 95-90469-LA11.

     P. On August 28, 1995, the court denied the RTC's motion to dismiss the California Action. Trial is scheduled for March, 1996.

     Q. On or about September 20, 1995, the court vacated the Nevada Judgment on the ground that it had expired under Nevada law.

     R. All of the proceedings described in Recital C and Recitals K through Q above, are hereinafter referred to as the "Litigation."

     S. The RTC contends that pursuant to the terms of the Dunes Settlement Agreement, as of October 10, 1995, the sum of Twenty-One Million One Hundred Seven Thousand Seven Hundred Ninety-Five Dollars and Ninety-Four Cents ($21,107,795.94) was owed to the RTC and that such sum, plus interest accruing thereon from that date at the rate of Eleven Percent (11%) per annum, is immediately fully due and payable. Dunes disputes this amount.

     T. SHF is a wholly owned subsidiary of MRI. MRI is a wholly owned subsidiary of M&R Corporation, a Delaware corporation, which, in turn, is a wholly owned subsidiary of Dunes. SHF is the owner of the Nevada Property (as defined in PARAGRAPH 2.4.3), the Sold Rancho Murieta Property and the Unsold Rancho Murieta Property (as defined in PARAGRAPHS 2.4.1 AND 2.4.2), the SHF Notes and the SHF Deeds of Trust (as defined in PARAGRAPH 2.4.1).

     U. The RTC, SHF, MRI, Continental and Dunes now desire to enter into this Agreement to modify the obligations of Dunes under the Dunes Settlement Agreement ("Obligations"), restructure the Obligations, and refinance and extend further credit to Dunes in accordance with the terms and conditions set forth in this Agreement, which terms and conditions are intended to entirely supersede and replace the terms of the Dunes Settlement
Agreement. This Agreement will be of significant benefit to Dunes and, thereby, to SHF and Continental by resolving the Litigation and Continental's bankruptcy proceedings, some or all of which are currently being funded by SHF. SHF has directed the RTC to confer the benefits set forth in this Agreement on Dunes and Continental within the meaning of California Civil Code
Section 1605. This Agreement will also be of significant benefit to the RTC by resolving the Litigation and restructuring the Obligations.

     V. The RTC, SHF, MRI, Continental and Dunes further desire to enter into this Agreement to fully and finally settle the Litigation, the Nevada Judgment and the New Jersey Judgment. The parties hereto expressly acknowledge that this Agreement is the result of a compromise of disputed claims between and among the parties, and nothing herein contained shall constitute an admission of fault or liability. This compromise of disputed claims is within the meaning of California Evidence Code Section 1152, and neither this Agreement nor any of its terms shall be admissible for or against any party in any other action or proceeding for any purpose. This Recital V and Recital U are recitals of consideration within the meaning of California Civil
Code Section 1614.



                           AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the RTC, Dunes, Continental, MRI and SHF agree as follows:

1. RECITALS INCORPORATED INTO AGREEMENT. The parties incorporate into this Agreement the recitals set forth above as part of the terms of this Agreement. The recitals are "recitals" within the meaning of California Evidence Code Section 622.

2. MODIFICATION OF OBLIGATIONS. Subject to the satisfaction of the conditions precedent set forth in PARAGRAPH 4, the Dunes Settlement Agreement shall be completely superseded and replaced by this Agreement and, in particular, the credit originally extended to Dunes under the Dunes Settlement Agreement shall be restructured to allow Dunes to fully pay the Obligations to the RTC as follows:

     2.1 CASH PAYMENT. Upon execution of this Agreement by all of the parties, Dunes shall cause to be delivered to Chicago Title Company, 925 B Street, San Diego, California 92101 ("Escrow Holder") the amount of Two Hundred Ninety Thousand Dollars ($290,000.00), together with a fully executed copy of this Agreement. The amount of the Cash Payment shall be subject to adjustment pursuant to PARAGRAPH 2.4.2.

     Escrow Holder is hereby instructed to deposit the Cash
Payment into an interest-bearing account and to credit all earnings on the Cash Payment against Dunes' closing costs described in PARAGRAPH 12.

     2.2 GRANT DEED. On the Pre-Closing Date (as defined in PARAGRAPH 5), Continental shall deliver to Escrow Holder a grant deed in lieu of foreclosure ("Grant Deed") which, when executed and recorded, will transfer to the RTC fee title to that certain real property located in San Diego County, described more particularly in EXHIBIT A, attached hereto and incorporated herein by reference ("San Diego Property"). The San Diego Property currently provides partial security for Dunes' Obligations under the Dunes Settlement Agreement pursuant to the Continental Deed of Trust. The Grant Deed shall be substantially in the form and content of EXHIBIT B, attached hereto and incorporated herein by reference, shall be executed by Continental eleven (11) days following entry of the Bankruptcy Court dismissal described in PARAGRAPH 4.8, and shall be recorded on the Closing Date.

     2.3 SETTLEMENT NOTE. On the Closing Date and subject to the satisfaction of the conditions precedent set forth in PARAGRAPH 4, the remaining balance owed to the RTC by Dunes pursuant to the Dunes Settlement Agreement (after giving Dunes a credit in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) in consideration of the transfer of the San Diego Property and after receipt of the Cash Payment in the amount of $290,000) shall be reduced to a total sum of Two Million Seven Hundred Ten Thousand Dollars ($2,710,000.00).

     Subject to the satisfaction of the conditions precedent set forth in PARAGRAPH 4, the RTC agrees to refinance the Obligations (reduced as set forth above), and continue to extend credit to Dunes for a period of five (5) years. The restructured Obligations shall be evidenced by and on the terms and conditions set forth in a negotiable promissory note substantially in the form and content of EXHIBIT C, attached hereto and incorporated herein by reference ("Settlement Note"). The principal amount of the Settlement Note shall be subject to adjustment on the Pre-Closing Date pursuant to PARAGRAPH 2.4.2.

     On the Pre-Closing Date, Dunes shall deliver to Escrow
Holder the original executed Settlement Note for delivery to the RTC on the Closing Date. Escrow Holder is hereby instructed to date the Settlement Note as of the Closing Date.

     2.4 SECURITY FOR SETTLEMENT NOTE. The Settlement Note shall be secured by the following collateral:

          2.4.1 COLLATERAL ASSIGNMENT OF SHF NOTES. On the Closing Date, and subject to the satisfaction of the conditions precedent set forth in PARAGRAPH 4, the Escrow Holder shall record a collateral assignment, pledge and security agreement ("Collateral Assignment") substantially in the form and content of EXHIBIT D, attached hereto and incorporated by reference, pursuant to which SHF shall collaterally assign to the RTC all purchase money promissory notes ("SHF Notes") identified in
SCHEDULE 2 to EXHIBIT D, which SHF Notes are outstanding as of the Closing Date in the aggregate original principal amount of Seven Hundred Twenty-Five Thousand Five Hundred and Twenty Dollars ($725,520.00), together with the first priority deeds of trust ("SHF Deeds of Trust") securing the SHF Notes, identified in SCHEDULE 1 to EXHIBIT D. The SHF Deeds of Trust encumber seven (7) lots in the real property located in the subdivision of Rancho Murieta, County of Sacramento, California, described more particularly in EXHIBIT E, attached hereto and incorporated herein by reference ("Sold Rancho Murieta Property").

     On the Pre-Closing Date, SHF shall deliver to the Escrow Holder the executed Collateral Assignment, the original recorded SHF Deeds of Trust, and the SHF Notes, endorsed with a legend substantially in the form and content of EXHIBIT F, attached hereto and incorporated herein by reference. Escrow Holder is hereby instructed to date the Collateral Assignment as of the Closing Date.

          2.4.2 RANCHO MURIETA DEED OF TRUST AND UCC-1. On the Closing Date, and subject to the satisfaction of the conditions precedent set forth in PARAGRAPH 4, the Escrow Holder shall record a deed of trust substantially in the form and content of EXHIBIT G, attached hereto and incorporated by reference, pursuant to which SHF shall grant to the RTC a deed of trust ("Rancho Murieta Deed of Trust") encumbering seventy-four
(74) lots in the real property located in the subdivision of Rancho Murieta, County of Sacramento, California, described more particularly in EXHIBIT H, attached hereto and incorporated herein by reference ("Unsold Rancho Murieta Property").

     In addition, on the Closing Date, the Escrow Holder shall file with the California Secretary of State a UCC-1 financing statement ("California UCC-1") perfecting the security interest in certain contracts and permits related to the Unsold Rancho Murieta Property granted by SHF to the RTC in the Rancho Murieta Deed of Trust.

     In the event any of the Unsold Rancho Murieta Property is sold prior to the Pre-Closing Date on an all cash basis, SHF agrees to deposit an additional Forty Thousand Dollars ($40,000) per lot sold into Escrow on the Pre-Closing Date to be added to the Cash Payment, and the parties agree that the principal amount of the Settlement Note shall consequently be reduced in the same amount.

     On the Pre-Closing Date, SHF shall execute and deliver to the Escrow Holder the Rancho Murieta Deed of Trust and the
California UCC-1, and the Escrow Holder is hereby instructed to date the Rancho Murieta Deed of Trust and the California UCC-1 as of the Closing Date.

          2.4.3     NEVADA DEED OF TRUST AND UCC-1.     On the
Closing Date, and subject to the satisfaction of the conditions precedent set forth in PARAGRAPH 4, the Escrow Holder shall record a deed of trust substantially in the form and content of
EXHIBIT I, attached hereto and incorporated by reference, pursuant to which SHF shall grant to the RTC a first priority deed of trust ("Nevada Deed of Trust") encumbering fifty-three
(53) lots in the real property located in the County of Clark, Nevada, described more particularly in EXHIBIT J, attached hereto and incorporated herein by reference ("Nevada Property").

     In addition, on the Closing Date, the Escrow Holder shall file with the Nevada Secretary of State a UCC-1 financing statement ("Nevada UCC-1") perfecting the security interest in certain contracts and permits related to the Nevada Property granted by SHF to the RTC in the Nevada Deed of Trust.

     On the Pre-Closing Date, SHF shall execute and deliver to the Escrow Holder the Nevada Deed of Trust and the Nevada UCC-1, and the Escrow Holder is hereby instructed to date the Nevada Deed of Trust and the Nevada UCC-1 as of the Closing Date.

     The Settlement Note, Collateral Assignment, Rancho Murieta
Deed of Trust, California UCC-1, Nevada Deed of Trust and Nevada
UCC-1 are sometimes collectively referred to herein as "Loan
Documents."

3. TITLE. On the Closing Date, the San Diego Property shall be transferred to the RTC free and clear of all liens other than the Approved Exceptions (as defined in PARAGRAPH 4.1) pursuant to PARAGRAPH 2.2. On the Closing Date, Dunes shall cause the Escrow Holder to issue the following title insurance policies:

     (a) an ALTA form extended coverage owner's policy of title insurance in the amount of $1,500,000.00 insuring the RTC's fee title to the San Diego Property, subject only to the Approved Exceptions, with such endorsements requested by the RTC and otherwise in form satisfactory to the RTC;

     (b) an ALTA form extended coverage lender's policy of title insurance in the amount of the Settlement Note insuring the second priority of the lien of the Rancho Murieta Deed of Trust, subject only to the Approved Exceptions, with such endorsements requested by the RTC and otherwise in form satisfactory to the RTC;

     (c) an ALTA form extended coverage lender's policy of title insurance in the amount of the Settlement Note insuring the priority of the lien of the Nevada Deed of Trust, subject only to the Approved Exceptions, with such endorsements requested by the RTC and otherwise in form satisfactory to the RTC; and

     (d) a CLTA form 104.11 endorsement (or substantially similar endorsement) to each of the CLTA Standard Coverage Policies 1990 issued by Old Republic National Title Insurance Company and Title Insurance Company of Minnesota insuring the priority of the lien of the SHF Deeds of Trust and the assignment of SHF's beneficial interest in the SHF Deeds of Trust to the RTC, subject only to the Approved Exceptions.

4. CONDITIONS PRECEDENT TO OBLIGATIONS OF RTC. The RTC's agreement to modify the Dunes Settlement Agreement as set forth in this Agreement and to provide the release described in PARAGRAPH 8.2 are subject to the satisfaction of each of the following conditions precedent:

     4.1 REVIEW AND APPROVAL OF TITLE. The RTC has ordered and/or received, at the sole cost and expense of Dunes, current preliminary title reports from Chicago Title Company for the San Diego Property, the Nevada Property, the Sold Rancho Murieta, and the Unsold Rancho Murieta Property ("Title Reports"). The RTC shall have seven (7) days following the date this Agreement is executed by all parties ("Approval Date") to review and approve the Title Reports. The RTC shall notify Dunes, SHF and the Escrow Holder as of the Approval Date what exceptions to title, if any, will be accepted by the RTC ("Approved Exceptions"). If the RTC objects to any exceptions to title, the RTC shall so notify Dunes, SHF and the Escrow Holder and Dunes and/or SHF shall have three (3) days after receipt of the RTC's objections to notify the RTC: (i) that Dunes and/or SHF will remove any objectionable exceptions from title and provide the RTC with evidence reasonably satisfactory to the RTC of such removal, or provide the RTC with evidence reasonably satisfactory to the RTC that said exceptions will be removed on or before the Closing Date; or (ii) that Dunes and SHF elect not to cause such exceptions to be removed. If Dunes and SHF give the RTC notice under clause (ii), the RTC shall have three (3) days in which to notify Dunes and SHF that either the RTC will nevertheless proceed with this transaction, or that the RTC will terminate this Agreement.

     4.2 REVIEW AND APPROVAL OF PHYSICAL CONDITION AND VALUATION. The RTC shall, within ten (10) days after the execution of this Agreement, approve the physical condition and valuation of the San Diego Property, the Nevada Property, the Sold Rancho Murieta Property and the Unsold Rancho Murieta Property, following such reviews and investigations as the RTC determines, in its sole discretion, are appropriate and necessary. Dunes, Continental and SHF each agrees to cooperate with the RTC, its agents and representatives, in connection with such due diligence review, and give the RTC and its agents and representatives all documents or files reasonably requested in connection therewith.

     4.3 REVIEW AND APPROVAL OF SHF NOTES AND SHF DEEDS OF TRUST. The RTC shall, within ten (10) days after the execution of this Agreement, approve the form and content of the original SHF Notes and the SHF Deeds of Trust, as well as the valuation and likelihood of collecting the SHF Notes, following a review of the original SHF Notes and SHF Deeds of Trust and such other reviews of the records and information relating thereto as the RTC determines, in its sole discretion, are appropriate and necessary. Dunes and SHF each agrees to cooperate with the RTC, its agents and representatives, in connection with such due diligence review, and give the RTC and its agents and representatives all documents or files reasonably requested in connection therewith.

     4.4 LOAN DOCUMENTS. The Escrow Holder shall have received all of the documents described in PARAGRAPHS 2.2, 2.3, AND 2.4 on the Pre-Closing Date.

     4.5 CORPORATE RESOLUTIONS. Dunes, SHF, MRI and Continental shall each deliver to the RTC on the Pre-Closing Date, certified copies of their respective corporate resolutions authorizing the transactions contemplated herein and evidencing the authority of James H. Dale to execute this Agreement, the Grant Deed, the Settlement Note, the SHF Collateral Assignment, the Nevada Deed of Trust, the Rancho Murieta Deed of Trust, the Nevada UCC-1, the California UCC-1, the Estoppel Affidavit and all documents relating thereto.

     4.6 ESTOPPEL AFFIDAVIT. Continental shall deliver to the Escrow Holder on the Pre-Closing Date an estoppel affidavit ("Estoppel Affidavit") substantially in the form and content of EXHIBIT K, attached hereto and incorporated herein by reference, which shall be executed by Continental eleven (11) days following entry of the Bankruptcy Court dismissal described in PARAGRAPH 4.8.

     4.7  DISMISSAL OF LITIGATION.  Dunes shall deliver to the
Escrow Holder on the Pre-Closing Date original dismissals with prejudice, in form acceptable to the RTC, dismissing the following litigation:

          a.   DUNES HOTELS AND CASINOS INC., ET AL. V.
RESOLUTION TRUST CORPORATION, ET AL., United States District
Court, Southern District of California, Case No. 95-139-R(RBB);

          b.   CONTINENTAL CALIFORNIA CORPORATION V. RESOLUTION
TRUST CORPORATION, United States Bankruptcy Court, Southern
District of California, Adversary Proceeding No. 95-90469-LA11;

          c.   SAN ANTONIO SAVINGS ASSOCIATION V. BONA, United
States District Court, District of Nevada, Case No. CV-S-95-518-
LRL; and

          d.   DUNES HOTELS AND CASINOS INC., ET AL., APPELLANT,
V. RESOLUTION TRUST CORPORATION, APPELLEE, Ninth Circuit Court of
Appeals, Case No. 95-55591.

     4.8 DISMISSAL OF BANKRUPTCY CASE. Continental has applied to the United States Bankruptcy Court for the Southern District of California, for a dismissal with prejudice of Continental's bankruptcy proceeding under Chapter 11 of Title 11 U.S.C. section 101 et seq., filed as Case No. 95-07973-LA11. Continental shall deliver a certified copy of the Bankruptcy Court's final and non-appealable entered order to Escrow Holder eleven (11) days following the entry of such order.

     If any of the conditions precedent described above are not timely satisfied or waived, for a reason other than the default of the party required to satisfy such condition precedent, then this Agreement shall be terminated and be of no further force or effect and the parties shall be restored to their original positions, including, without limitation, (a) the RTC shall remain free to exercise all available remedies to collect the remaining balance owed by Dunes under the Dunes Settlement Agreement (without reduction as set forth in PARAGRAPH 2.3), (b) all defenses that were available to Dunes prior to the execution of this Agreement, including without limitation, the challenge of the amount of the remaining balance owed to the RTC under the Dunes Settlement Agreement, shall be preserved, (c) all defenses that were available to the RTC prior to the execution of this Agreement shall be preserved, (d) the Dunes Settlement Agreement shall not be modified, and (e) no party shall have any further rights or obligations hereunder. The RTC shall endorse the SHF Notes back to SHF and the Escrow Holder is instructed to return all documents and funds which have been deposited in Escrow to the depositing party. In the event of such termination, each party shall bear its own costs and attorneys' fees incurred hereunder.

5. PRE-CLOSING DATE AND CLOSING DATE. The pre-closing hereunder shall take place on November 8, 1995 ("Pre-Closing Date") at the offices of Escrow Holder, or at such other time or place as the parties may mutually agree. The closing hereunder shall take place two (2) business days after the Bankruptcy Court order described in PARAGRAPH 4.8 is deposited by Continental in Escrow and Continental executes the Grant Deed and Estoppel Affidavit in accordance with PARAGRAPHS 2.2 AND 4.6, but in no event later than November 30, 1995 ("Closing Date"). On the Closing Date, Escrow Holder shall (i) record the Grant Deed with the County Recorder of San Diego County, California; (ii) record the Collateral Assignment and the Rancho Murieta Deed of Trust with the County Recorder of Sacramento County, California; (iii) record the Nevada Deed of Trust with the County Recorder of Clark County, Nevada; (iv) file the California UCC-1 with the California Secretary of State; (v) file the Nevada UCC-1 with the Nevada Secretary of State; (vi) deliver the Settlement Note, Cash Payment, SHF Deeds of Trust and SHF Notes, endorsed in accordance with PARAGRAPH 2.4.1, to the RTC; (vii) cause to be issued to the RTC the policies of title insurance and endorsements referred to in PARAGRAPH 3; (viii) deliver the originally executed dismissals described in PARAGRAPH 4.7 to the RTC; and (ix) deliver to each of the RTC, Dunes, Continental, MRI and SHF a fully executed counterpart of this Agreement.

6.   REPRESENTATIONS AND WARRANTIES OF DUNES, CONTINENTAL AND
     SHF.

     6.1 REPRESENTATIONS AND WARRANTIES OF DUNES. Dunes represents and warrants to the RTC, which representations and warranties shall be true and correct as of the execution of this Agreement and as of the Closing Date as if made on the Closing
Date, that:

          6.1.1 DUE INCORPORATION AND AUTHORITY. Dunes is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Further, Dunes is duly authorized to conduct business in and is in good standing under the laws of the State of Nevada. Dunes has all requisite corporate power and authority to enter into this Agreement, the Settlement Note and any other related documents and to consummate the transactions contemplated hereunder and thereunder.

          6.1.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT AND LOAN DOCUMENTS. Dunes has the full legal right and power and all authority and approvals required to execute and deliver this Agreement, the Settlement Note and any related documents and to perform its obligations under such documents. This Agreement, the Settlement Note and any related documents have been duly executed and delivered by Dunes and are valid and binding obligations of Dunes, enforceable in accordance with their respective terms.

          6.1.3 NO CONSENT REQUIRED; NO CONFLICTS. The execution, delivery and performance of this Agreement, the Settlement Note and any related documents by Dunes will not (i) require the consent of any other person or (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, its Articles of Incorporation or Bylaws, any law or order of any governmental body applicable to Dunes, or any contract, agreement, note, bond, loan, instrument, lease, mortgage, deed of trust, or other binding arrangement to which Dunes is a party or by which Dunes or any of its properties is bound or subject.

          6.1.4 CLAIMS AND PROCEEDINGS. There are no actions, suits, claims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or to the knowledge of Dunes, threatened, against or involving Dunes, the San Diego Property, the Sold and Unsold Rancho Murieta Property, the Nevada Property or any of its other properties which, individually or in the aggregate, could restrain or prohibit, or give rise to damages in respect of this Agreement, the Settlement Note or any related documents, or the consummation of the transactions contemplated thereunder. To Dunes' knowledge, there is no fact, event or circumstance that may give rise to any Claim that would have such an effect if currently pending or threatened.

          6.1.5 MISSTATEMENTS. No representation or warranty made by the Dunes in this Agreement, the Settlement Note or any document or statement furnished or to be furnished to the RTC pursuant hereto in connection with the transaction contemplated hereby, contains, or will contain, any statement of material fact known by Dunes to be untrue or with knowledge of Dunes omits or will omit to relate a material fact necessary to make the statements contained herein not misleading.

          6.1.6      FINANCIAL CONDITION.   As of the date of
this Agreement, Dunes has no information or reason to believe that Dunes will be unable to perform all of its monetary obligations as provided in this Agreement, the Settlement Note and any related documents. All financial and other information submitted by Dunes to the RTC is true and correct in all material respects and is complete insofar as may be necessary to give the RTC true and accurate knowledge of the subject matter thereof.

          6.1.7 NO DEFENSES, SET-OFFS OR COUNTERCLAIMS; NO SUBORDINATION. As a material inducement to the RTC to enter into this Agreement with Dunes, Dunes represents and warrants to the RTC that Dunes has no defenses, set-offs, or counterclaims of any kind or nature whatsoever against the RTC with respect to this Agreement, the Settlement Note or obligations thereunder. The obligations of Dunes under this Agreement or the Settlement Note are not contractually subordinated in right of payment to any other obligation of Dunes.

     6.2  REPRESENTATIONS AND WARRANTIES OF CONTINENTAL.
Continental represents and warrants to the RTC, which representations and warranties shall be true and correct as of the execution of this Agreement, except as noted, and as of the Closing Date as if made on the Closing Date, that:

          6.2.1 DUE INCORPORATION AND AUTHORITY. Continental is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Further, Continental is duly authorized to conduct business in and is in good standing under the laws of the State of Nevada and California. Continental has all requisite corporate power to enter into this Agreement, the Grant Deed, the Estoppel Affidavit and any other related documents and to consummate the transactions contemplated hereunder and thereunder.

          6.2.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT AND GRANT DEED. Except to the extent Bankruptcy Court approval is required, Continental has all authority and approvals required to execute and deliver this Agreement. Upon entry of the Bankruptcy Court order described in PARAGRAPH 4.8, Continental will have the authority and approvals required to execute and deliver the Grant Deed and any related documents and to perform its obligations under such documents. This Agreement has been duly executed and delivered by Continental and is a valid and binding obligation of Continental, enforceable in accordance with its terms. Following the entry of the above-described Bankruptcy Court order, the Grant Deed, the Estoppel Affidavit and any related documents will have been duly executed and delivered by Continental and will be valid and binding obligations of Continental, enforceable in accordance with their respective terms.

          6.2.3 EFFECT OF GRANT DEED. Continental intends the Grant Deed to be an absolute conveyance of fee title to the San Diego Property to the RTC, effective as of the date of its recordation, and does not intend the Grant Deed as a mortgage, trust conveyance or security of any kind. Continental acknowledges and agrees that the execution and delivery of the Grant Deed to the RTC will not result in a merger of the RTC's interest in the Continental Deed of Trust.

          6.2.4 NO COERCION. Continental acted freely and voluntarily in executing and delivering the Grant Deed, and was not acting under coercion, duress, or any misapprehension as to the effect of the Grant Deed.

          6.2.5 NO CONSENT REQUIRED; NO CONFLICTS. The execution, delivery and performance of this Agreement, and, upon entry of the Bankruptcy Court order described in PARAGRAPH 4.8, the execution, delivery and performance of the Grant Deed, the Estoppel Affidavit and any related documents by Continental will not (i) require the consent of any other person or (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, its Articles of Incorporation or Bylaws, any law or order of any governmental body applicable to Continental, or any contract, agreement, note, bond, loan, instrument, lease, mortgage, deed of trust, or other binding arrangement to which Continental is a party or by which Continental or any of its properties is bound or subject.

          6.2.6 CLAIMS AND PROCEEDINGS. There are no actions, suits, claims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or to the knowledge of Continental, threatened, against or involving Continental, the San Diego Property or any of its other properties which, individually or in the aggregate, could restrain or prohibit, or give rise to damages in respect of this Agreement, the Grant Deed or any related documents, or the consummation of the transactions contemplated thereunder. To Continental's knowledge, there is no fact, event or circumstance that may give rise to any Claim that would have such an effect if currently pending or threatened.

          6.2.7 MISSTATEMENTS. No representation or warranty made by Continental in this Agreement, the Estoppel Affidavit, the Grant Deed or any document or statement furnished or to be furnished to the RTC pursuant hereto in connection with the transaction contemplated hereby, contains, or will contain, any statement of material fact known by Continental to be untrue or with knowledge of Continental omits or will omit to relate a material fact necessary to make the statements contained herein not misleading.

     6.3 REPRESENTATIONS AND WARRANTIES OF SHF. SHF represents and warrants to the RTC, which representations and warranties shall be true and correct as of the execution of this Agreement and as of the Closing Date as if made on the Closing Date, that:

          6.3.1 DUE INCORPORATION AND AUTHORITY. SHF is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Further, SHF is duly authorized to conduct business in and is in good standing under the laws of the State of California. SHF has all requisite corporate power and authority to enter into this Agreement, the Collateral Assignment, the Rancho Murieta Deed of Trust, the Nevada Deed of Trust and any other related documents and to consummate the transactions contemplated hereunder and thereunder.

          6.3.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT, THE COLLATERAL ASSIGNMENT, THE RANCHO MURIETA DEED OF TRUST AND THE NEVADA DEED OF TRUST. SHF has the full legal right and power and all authority and approvals required to execute and deliver this Agreement, the Collateral Assignment, the Rancho Murieta Deed of Trust, the Nevada Deed of Trust and any related documents and to perform its obligations under such documents. This Agreement, the Collateral Assignment, the Rancho Murieta Deed of Trust, the Nevada Deed of Trust and any related documents have been duly executed and delivered by SHF and are valid and binding obligations of SHF, enforceable in accordance with their respective terms.

          6.3.3 FINANCIAL CONDITION. SHF has not incurred debts beyond its ability to pay them as they come due, and SHF will not be rendered insolvent as a result of the transactions contemplated by this Agreement, the Collateral Assignment, the Rancho Murieta Deed of Trust and the Nevada Deed of Trust. The assets of SHF remaining after the Closing Date will not be unreasonably small in relation to the business or transactions in which SHF is engaged or was about to engage as of the Closing Date.

          6.3.4 NO CONSENT REQUIRED; NO CONFLICTS. The execution, delivery and performance of this Agreement, the Collateral Assignment, the Rancho Murieta Deed of Trust, the Nevada Deed of Trust and any related documents by SHF will not
(i) require the consent of any other person or (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, its Articles of Incorporation or Bylaws, any law or order of any governmental body applicable to SHF, or any contract, agreement, note, bond, loan, instrument, lease, mortgage, deed of trust, or other binding arrangement to which SHF is a party or by which SHF or any of its properties is bound or subject.

          6.3.5 CLAIMS AND PROCEEDINGS. There are no actions, suits, claims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or to the knowledge of SHF, threatened, against or involving SHF, the SHF Notes, the SHF Deeds of Trust, the Unsold Rancho Murieta Property, the Sold Rancho Murieta Property, the Nevada Property or any of its other properties which, individually or in the aggregate, could restrain or prohibit, or give rise to damages in respect of this Agreement, the Collateral Assignment, the Rancho Murieta Deed of Trust, the Nevada Deed of Trust or any related documents, or the consummation of the transactions contemplated thereunder. To SHF's knowledge, there is no fact, event or circumstance that may give rise to any Claim that would have such an effect if currently pending or threatened.

          6.3.6 MISSTATEMENTS. No representation or warranty made by SHF in this Agreement, the Collateral Assignment, the Rancho Murieta Deed of Trust, the Nevada Deed of Trust or any document or statement furnished or to be furnished to the RTC pursuant hereto in connection with the transaction contemplated hereby, contains, or will contain, any statement of material fact known by SHF to be untrue or with knowledge of SHF omits or will omit to relate a material fact necessary to make the statements contained herein not misleading.

     6.4  ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES OF SHF,
          DUNES AND CONTINENTAL.

          6.4.1     DEFINITIONS.   As used in this PARAGRAPH 6.4,
the following terms shall have the following meanings:

          "HAZARDOUS SUBSTANCE" means:

     (a) any oil, flammable substance, explosive, radioactive material, hazardous waste or substance, toxic waste or substance, or any other waste, material, or pollutant that:

          (i) poses a hazard to the Property or to persons on the Property or

          (ii) causes the Property to be in violation of any Hazardous Substance Law;

     (b)  asbestos in any form;

     (c)  urea formaldehyde foam insulation;

     (d) transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls;

     (e)  radon gas;

     (f) any chemical, material, or substance defined as or included in the definition of "hazardous substance," "hazardous substances," "hazardous wastes," "hazardous materials,"
"extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state, or federal law or under the regulations adopted or publications promulgated pursuant to those laws, including, but not limited to, any Hazardous Substance Law, Code of Civil Procedure Section 564, as amended from time to time, Code of Civil Procedure Section 726.5, as amended from time to time, Code of Civil Procedure Section 736, as amended from time to time, and Civil Code Section 2929.5, as amended from time to time;

     (g) any other chemical, material, or substance, exposure to which is prohibited, limited, or regulated by any governmental authority or which may pose a hazard to the health and safety of the occupants of the Property or the owners or occupants of property adjacent to or surrounding the Property, or any other person coming on the Property or any adjacent premises; and

     (h) any other chemical, material, or substance that may pose a hazard to the environment.

          "HAZARDOUS SUBSTANCE LAW" means any federal, state, or local law, ordinance, regulation, or policy relating to the environment, health, and safety, any Hazardous Substance
(including, without limitation, the use, handling, transportation, production, disposal, discharge, or storage of the substance), industrial hygiene, soil, groundwater, and indoor and ambient air conditions or the environmental conditions on the Property, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980
[42 U.S.C.S. Sections 9601 et seq.], as amended from time to time; the Hazardous Substances Transportation Act [49 U.S.C.S. Sections 1801 et seq.], as amended from time to time; the Resource Conservation and Recovery Act [42 U.S.C.S. Sections 6901 et seq.], amended from time to time; the Federal Water Pollution Control Act [33 U.S.C.S. Sections 1251 et seq.], as amended from time to time; the Hazardous
Substance Account Act [Health and Safety Code Sections 25300 et seq.] as amended from time to time; the Hazardous Waste Control Law
[Health and Safety Code Sections 25100 et seq.], as amended from time to time; the Medical Waste Management Act [Health and Safety Code Sections25015 et seq.], as amended from time to time; and the Porter-Cologne Water Quality Control Act [Water Code Sections 13000 et seq.], as amended from time to time.

     "PROPERTY" means, collectively, the San Diego Property and the SHF Property.

     "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment, including continuing migration, of Hazardous Substances that goes into the soil, surface water, or groundwater of any of the Property, whether or not caused by, contributed to, permitted by, acquiesced to, or known to Dunes, SHF or Continental.

     "SHF PROPERTY" means, collectively, the Nevada Property, the Sold Rancho Murieta Property and the Unsold Rancho Murieta
Property.

     "USER" means any person, other than Dunes, Continental or SHF, who occupies, uses, or comes onto or has occupied, used or come onto the Property, any part of it, and any agent or contractor of that person.

          6.4.2 JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES OF DUNES AND CONTINENTAL REGARDING SAN DIEGO PROPERTY. Except as disclosed in writing to and acknowledged in writing by the RTC, and recognizing that Dunes and Continental have not recently investigated the San Diego Property, Dunes and Continental jointly and severally represent and warrant that:

                    (a)  USE OF PROPERTY DURING OWNERSHIP.
During the period of Continental's ownership of the Property (i) there has been no use, generation, manufacture, storage, treatment, disposal, discharge, Release or threatened Release of any Hazardous Substance on or around any of the San Diego Property by or at the direction of Dunes or Continental, or, to the best knowledge of Dunes and Continental, by any other person in violation of any Hazardous Substance Law; and (ii) there have been no Hazardous Substances transported over or through any of the San Diego Property by or at the direction of Dunes or Continental, or, to the best knowledge of Dunes and Continental, by any other person in violation of any Hazardous Substance Law;

                    (b) USE OF PROPERTY BY PRIOR OWNERS. To the best knowledge of Dunes and Continental, there has not been (i) any use, generation, manufacture, storage, treatment, disposal, Release or threatened Release of any Hazardous Substance by any prior owners or prior occupants of the San Diego Property or by any third parties onto the San Diego Property, or (ii) any actual or threatened litigation or claims of any kind by any person relating to these matters;

                    (c)  LEVELS OF HAZARDOUS SUBSTANCES.  To the
best knowledge of Dunes and Continental, no Hazardous Substance in excess of permitted levels or reportable quantities under applicable Hazardous Substance Laws are present in or about the San Diego Property or any nearby real property that could migrate to the San Diego Property;

                    (d)  NO RELEASES.  To the best knowledge of
Dunes and Continental, no Release or threatened Release exists or has occurred on, under or about the San Diego Property;

                    (e)  NO UNDERGROUND STORAGE TANKS.  To the
best knowledge of Dunes and Continental, no underground storage tanks of any kind are or ever have been located on or under the San Diego Property;

                    (f)  COMPLIANCE WITH LAWS.  To the best
knowledge of Dunes and Continental, the San Diego Property and all operations and activities at, and the use and occupancy of the San Diego Property, comply with all applicable Hazardous Substance Laws, and Dunes, Continental and every User of the San Diego Property has, during Continental's ownership of the San Diego Property, complied with and is now in strict compliance with every permit, license, and approval required by all applicable Hazardous Substance Laws for all activities and operations at, and the use and occupancy of, the San Diego Property;

                    (g)  NO CLAIMS.  To the best knowledge of
Dunes and Continental, there are no Hazardous Substance Claims pending or threatened with regard to the San Diego Property or against Dunes or Continental;

                    (h)  NO ADVERSE DESIGNATIONS.  To the best
knowledge of Dunes and Continental, none of the San Diego
Property has been nor is it within 2,000 feet of any other property designated as 'hazardous waste property" or "border zone property" pursuant to Health and Safety Code Section Section 25220 et seq., and, to their best knowledge, no proceedings for a determination of this designation are pending or threatened;

                    (i)  NO CAUSE FOR ADVERSE DESIGNATION.  To
the best knowledge of Dunes and Continental, there exists no occurrence or condition on any real property adjoining the San
Diego Property that would cause any of the San Diego Property to be designated as "hazardous waste property" or "border zone property" under the provisions of Health and Safety Code
Section Section 25220 et seq. and any regulation adopted in accordance with that section;

                    (j)  DISCLOSURES ACCURATE.  Any written
disclosure submitted by or on behalf of Dunes or Continental to the RTC concerning any Release or threatened Release, past or present compliance by Dunes or Continental, or any User or other person with any Hazardous Substance Laws applicable to the San Diego Property, the past and present use and occupancy of the San Diego Property, and any environmental concerns relating to the San Diego Property, was true and complete when submitted and continues to be true and complete as of the date of this Agreement.

                    (k)  CURRENT USE OF PROPERTY.  The San Diego
Property is currently vacant, unimproved land and no uses are being made of the Property.

          6.4.3 JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES OF DUNES AND SHF REGARDING SHF PROPERTY. Except as disclosed in writing to and acknowledged in writing by the RTC, Dunes and SHF jointly and severally represent and warrant that:

                    (a)  USE OF PROPERTY DURING OWNERSHIP.
During the period of SHF's ownership of the SHF Property (i) there has been no use, generation, manufacture, storage, treatment, disposal, discharge, Release or threatened Release of any Hazardous Substance by any person on or around any of the SHF Property in violation of any Hazardous Substance Law; and (ii) there have been no Hazardous Substances transported over or through any of the SHF Property in violation of any Hazardous Substance Law;

                    (b) USE OF PROPERTY BY PRIOR OWNERS. To the best knowledge of Dunes and SHF, there has not been (i) any use, generation, manufacture, storage, treatment, disposal, Release or threatened Release of any Hazardous Substance by any prior owners or prior occupants of any of the SHF Property or by any third parties onto any of the SHF Property, or (ii) any actual or threatened litigation or claims of any kind by any person relating to these matters;

                    (c)  LEVELS OF HAZARDOUS SUBSTANCES.  To the
best knowledge of Dunes and SHF, no Hazardous Substance in excess of permitted levels or reportable quantities under applicable Hazardous Substance Laws are present in or about any of the SHF Property or any nearby real property that could migrate to any of the SHF Property;

                    (d)  NO RELEASES.  To the best knowledge of
Dunes and SHF, no Release or threatened Release exists or has occurred on, under or about any of the SHF Property;

                    (e)  NO UNDERGROUND STORAGE TANKS.  To the
best knowledge of SHF and Dunes, no underground storage tanks of any kind are or ever have been located on or under any of the SHF
Property;

                    (f)  COMPLIANCE WITH LAWS.  The SHF Property
and all operations and activities at, and the use and occupancy of the SHF Property, comply with all applicable Hazardous Substance Laws, and Dunes, SHF and every User of the SHF Property has, during SHF's ownership of the SHF Property, complied with and is now in strict compliance with, every permit, license, and approval required by all applicable Hazardous Substance Laws for all activities and operations at, and the use and occupancy of, the SHF Property;

                    (g)  NO CLAIMS.  To the best of knowledge of
Dunes and SHF, there are no Hazardous Substance Claims pending or threatened with regard to any of the SHF Property or against Dunes or SHF;

                    (h)  NO ADVERSE DESIGNATIONS.  To the best
knowledge of SHF and Dunes, and except as described in the W.E.S.
Technology Corporation Level 1 Hazardous Materials Site
Assessment dated March, 1992, none of the SHF Property has been nor is it within 2,000 feet of any other property designated as 'hazardous waste property" or "border zone property" pursuant to Health and Safety Code Section Section 25220 et seq., and no proceedings for a determination of this designation are pending or threatened;

                    (i)  NO CAUSE FOR ADVERSE DESIGNATION.  To
the best knowledge of Dunes and SHF, there exists no occurrence or condition on any real property adjoining any of the SHF
Property that would cause any of the SHF Property to be designated as "hazardous waste property" or "border zone property" under the provisions of Health and Safety Code
Section Section 25220 et seq. and any regulation adopted in accordance with that section;

                    (j)  DISCLOSURES ACCURATE.  Any written
disclosure submitted by or on behalf of Dunes or SHF to the RTC concerning any Release or threatened Release, past or present compliance by Dunes or SHF, or any User or other person with any Hazardous Substance Laws applicable to the SHF Property, the past and present use and occupancy of the SHF Property, and any environmental concerns relating to the SHF Property, was true and complete when submitted and continues to be true and complete as of the date of this Agreement.

                    (k)  CURRENT USE OF PROPERTY.  The SHF
Property is currently comprised of vacant, unoccupied land.

7.   COVENANTS OF DUNES AND SHF.

     7.1 AFFIRMATIVE COVENANTS. Each of Dunes and SHF covenants and agrees that for as long as there shall remain any indebtedness under the Settlement Note, it shall comply with and perform all of the following covenants and provide the RTC with satisfactory evidence of its compliance and performance of each of the following covenants, which covenants are hereby declared to be material:

          7.1.1 CONDUCT OF BUSINESS. Each will maintain the existence in good standing of their respective businesses to the extent necessary under applicable law, and will continue to keep in full force and effect any and all licenses, franchises and other authorizations necessary to conduct their respective businesses. Without limiting the generality of the foregoing, SHF shall observe and maintain all rules and regulations of the California Department of Real Estate required to promote sales of lots of the Unsold Rancho Murieta Property;

          7.1.2     SALE OF LOTS.  SHF will diligently and
continuously pursue sales of the Unsold Rancho Murieta Property in accordance with the business plan provided by SHF to the RTC;

          7.1.3 PAYMENT OF OBLIGATIONS. Dunes and SHF will promptly pay when due all contractual obligations calling for the payment of money, taxes, assessments and charges which constitute, or, if unpaid, may become a lien, charge or encumbrance upon their respective businesses or any of their assets, including, without limitation, the Unsold Rancho Murieta Property, the SHF Notes, the SHF Deeds of Trust and the Nevada Property. Without limiting the foregoing, SHF shall pay all sums due on December 31, 1997, to the Rancho Murieta Association pursuant to PARAGRAPH 3 of the Settlement Agreement Regarding Payment of Park Fees dated on or about August 10, 1994, among Rancho Murieta Association, SHF, CBC Builders, Inc., Rancho Murieta Properties, Inc., and Rancho Murieta Community Services District of Sacramento County;

          7.1.4 EXECUTION OF FURTHER DOCUMENTS. Dunes and SHF will, upon request of the RTC, execute such documents and do all such other acts and things as the RTC may from time to time request to establish and maintain a valid first priority security interest in the SHF Notes and the Nevada Property, free of all other liens and claims whatsoever, except as otherwise expressly provided herein, and a valid second priority security interest in the Unsold Rancho Murieta Property, free of all other liens and claims except the first priority deed of trust recorded on September 13, 1994 in Book 94-09-13 of Official Records, Sacramento County.

          7.1.5 SEC FILINGS. Dunes will submit a copy of its SEC Forms 10-Q and 10-K filed with the Securities and Exchanges
Commission ("SEC") to the RTC within 10 days of such filings.

          7.1.6 SHF REPORTS. SHF shall provide the following information to the RTC: (i) a monthly report of all SHF Notes by the 15th day of the calendar month following the end of the previous month, commencing December 15, 1995, which report shall include payment summary, interest rate, interest due, principal due, late fees due, amounts paid to date, status of any defaults and collection activities and any additional data which the RTC may reasonably request; and (ii) a quarterly sales report by the 15th day of the calendar month following the end of the previous quarter, commencing February 15, 1996, indicating sales activity of the Unsold Rancho Murieta Property.

     7.2 NEGATIVE COVENANTS. Dunes and SHF hereby covenant and agree, which covenants are hereby declared to be material, that, for as long as there shall remain any amount unpaid on the Settlement Note, they will not, without the prior written consent of the RTC:

          7.2.1 NO OTHER LIENS. Create, permit or suffer to exist any mortgage, lien or other encumbrance on any SHF Note, any SHF Deed of Trust, the Unsold Rancho Murieta Property or the Nevada Property in favor of anyone other than the RTC, excepting, however, the first priority deed of trust encumbering the Unsold Rancho Murieta Property, recorded on September 13, 1994 in Book 94-09-13 of Official Records, Sacramento County;

          7.2.2 NO SALES OR TRANSFERS. Sell, exchange, transfer or otherwise dispose of any or all of the Unsold Rancho Murieta Property or the Nevada Property other than in strict compliance with the release provisions referred to in the Rancho Murieta Deed of Trust and the Nevada Deed of Trust.

8.   MUTUAL LIMITED RELEASE OF CLAIMS.

     8.1 LIMITED RELEASE BY DUNES, CONTINENTAL, MRI AND SHF. Except for its rights to enforce the provisions, remedies, obligations, covenants and warranties of this Agreement, effective as of the Closing Date, each of Dunes, Continental, MRI and SHF, on behalf of itself and its successors, assigns, officers, directors, shareholders, partners, agents, employees, legal representatives, and insurance carriers (collectively, "Dunes Releasing Parties"), hereby fully and forever releases, acquits, and discharges the RTC, both in its corporate capacity and as receiver for San Antonio Savings & Loan Association, F.A.; the Federal Home Loan Bank Board and its predecessors, successors, assigns, officers, directors, shareholders, partners, agents (including, without limitation, Onyx Asset Management), employees, legal representatives, and insurance carriers, and each of them (collectively, "RTC Released Parties"), of and from any and all obligations, liability, claims, demands, actions, and duties, whether contingent, accrued, inchoate, or otherwise, known or unknown, related to, arising from, or in any way connected to (i) the Dunes Settlement Agreement and the obligations set forth therein, (ii) the nonjudicial foreclosure proceedings referred to in Recital J, (iii) any claims for relief, causes of action, affirmative defenses and defenses raised in the Litigation, (iv) the Nevada Judgment, or (v) the New Jersey Judgment.

     To the extent applicable to a limited release, each of the Dunes Releasing Parties hereby waives any and all rights which it may have under the provisions of Section 1542 of the California Civil Code, as now worded and as hereafter amended, which section presently reads as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THIS RELEASE, WHICH IF KNOW BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     INITIALS:

     Dunes:   /s/
     Continental:   /s/
     SHF:   /s/
     MRI:   /s/

     In this connection, the Dunes Releasing Parties hereby agree, represent and warrant that the Dunes Releasing Parties realize and acknowledge that factual matters now unknown to them may have given or may hereafter give rise to claims which are presently unknown, unanticipated and unsuspected, and they further agree, represent and warrant that this release has been negotiated and agreed upon in light of that realization and that they nevertheless hereby intend to release and discharge the RTC Released Parties from any such unknown claims.

     The Dunes Releasing Parties further expressly understand and agree that the acceptance of delivery of this release by the RTC Released Parties shall not be deemed or construed as an admission of liability by any of the RTC Released Parties, and each of the RTC Released Parties expressly denies liability of any nature whatsoever arising from or related to the subject of this release.

     8.2 LIMITED RELEASE BY THE RTC. Except for (i) its rights to enforce the provisions, remedies, obligations, covenants and warranties of this Agreement, the Grant Deed and the Loan Documents, and (ii) any criminal liability under State or Federal law, including without limitation, Titles 12 and 18 of the United States Code and the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the RTC, SOLELY IN ITS CAPACITY AS RECEIVER FOR SAN ANTONIO SAVINGS ASSOCIATION, F.A., on behalf of itself and its successors, assigns, officers, directors, shareholders, partners, agents, employees, legal representatives, and insurance carriers (collectively, "RTC Releasing Parties"), effective as of the Closing Date, fully and forever releases, acquits, and discharges each of Dunes, Continental, MRI and SHF and their respective predecessors, successors, assigns, officers, directors, shareholders, partners, agents, employees, legal representatives, and insurance carriers, and each of them (collectively, "Dunes Released Parties"), of and from any and all obligations, liability, claims, demands, actions, and duties, whether contingent, accrued, inchoate, or otherwise, known or unknown, related to, arising from, or in any way connected to (i) the Dunes Settlement Agreement and the obligations set forth therein, (ii) any claims for relief, causes of action, affirmative defenses and defenses raised in the Litigation, (iii) the Nevada Judgment, or (iv) the New Jersey Judgment.

     To the extent applicable to a limited release, each of the RTC Releasing Parties hereby waives any and all rights which it may have under the provisions of Section 1542 of the California Civil Code, as now worded and as hereafter amended, which section presently reads as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THIS RELEASE, WHICH IF KNOW BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     INITIALS:

     RTC:   /s/

     In this connection, the RTC Releasing Parties hereby agree, represent and warrant that the RTC Releasing Parties realize and acknowledge that factual matters now unknown to them may have given or may hereafter give rise to claims which are presently unknown, unanticipated and unsuspected, and they further agree, represent and warrant that this release has been negotiated and agreed upon in light of that realization and that they nevertheless hereby intend to release and discharge the Dunes Released Parties from any such unknown claims.

     The RTC Releasing Parties further expressly understand and agree that the acceptance of delivery of this release by the Dunes Released Parties shall not be deemed or construed as an admission of liability by any of the Dunes Released Parties, and each of the Dunes Released Parties hereby expressly denies liability of any nature whatsoever arising from or related to the subject of this release.

9. ACKNOWLEDGEMENTS AND WAIVERS. Each of the RTC, Dunes, Continental and SHF acknowledges and agrees that neither (i) this Agreement, (ii) the transfer of property to the RTC by the Grant Deed, the Collateral Assignment, the Rancho Murieta Deed of Trust and the Nevada Deed of Trust, (iii) the receipt of the Cash Payment by the RTC from Dunes, (iv) the Environmental Agreement, nor (v) any remedy or other action taken pursuant to this Agreement or any action taken at the Closing Date shall constitute an "action," violate the "security-first rule," or otherwise give rise to any application of the "one-form of action rule" and to the anti-deficiency rules which apply to obligations secured by real property. To the fullest extent permitted by law, each of Dunes, Continental and SHF expressly waives its rights under sections 580a, 580b, 580c, 580d, 726, 728, 729.010,
729.060 and 729.070 of the California Code of Civil Procedure and
section 40.430 of the Nevada Revised Statutes ("Code Sections") in connection with this Agreement and any payments or transfers of property made to the RTC pursuant to this Agreement.

     Each of Dunes, Continental and SHF specifically agrees that
(i) it will not plead any of the Code Sections in an action brought by the RTC on the Settlement Note, (ii) the RTC may release any of the security granted pursuant to this Agreement if it so desires, (iii) neither Dunes, Continental nor SHF will raise any of the Code Sections as a defense in any proceeding instituted by the RTC to enforce its rights hereunder, to collect the amount owed on the Settlement Note, or to obtain a deficiency judgment following either a judicial or nonjudicial foreclosure sale of the Rancho Murieta Deed of Trust or the Nevada Deed of Trust, and (iv) the San Diego Property is being transferred to the RTC as a partial payment toward the total amount owing to the RTC, thereby reducing the Obligations by $1,500,000 (as set forth in PARAGRAPH 2.3). Each of Dunes, Continental and SHF further waive any statutes of limitations applicable to the this Agreement, the Loan Documents and the RTC's enforcement thereof.

10. DEFAULT. One or more of the following acts or occurrences shall constitute an event of default hereunder:

     (a) if Dunes fails to make the due and punctual payment of all or any payment due under the Settlement Note or under any other agreement between the RTC and Dunes;

     (b) if SHF fails to make any payment due under the Collateral Assignment, the Rancho Murieta Deed of Trust or the
Nevada Deed of Trust;

     (c) if failure shall be made in the due observance or performance of any covenant, agreement or condition to be performed by Dunes, Continental or SHF under this Agreement or under any of the Loan Documents; or

     (d) if any representation or warranty made by any of Dunes, Continental or SHF to the RTC shall have been determined by the RTC to be untrue in any material respect as of the date that any such representation or warranty was made.

     In the event of a default hereunder, the RTC shall have the right, but not the obligation, to exercise the remedies available upon default pursuant to the terms of the Loan Documents and to pursue any and all rights and remedies available to it at law or in equity.

11. PREFERENTIAL TRANSFER; FRAUDULENT CONVEYANCE. If and to the extent any of the payments, conveyances and transfers by Dunes, Continental or SHF contemplated by and performed under this Agreement and the Loan Documents are later determined to have been voidable unperfected transfers, preferential transfers, fraudulent transfers or fraudulent conveyances under either state or federal law (including, without limitation, California Civil
Code Section Section 3439 et.seq. and 11 U.S.C. Section Section 544, 547, 548 and 550), or are otherwise invalid or voidable, and as a result thereof the RTC is required to return all or a portion of such property or payments and/or pay additional amounts to Dunes' estate or SHF's estate, as the case may be, THEN the RTC shall be entitled to file a proof of claim against Dunes' bankruptcy estate and/or
SHF's bankruptcy estate, as the case may be, to recover (i) all such returned property, payments and additional payments, (ii) interest on such returned payments and additional payments at the default rate provided in the Settlement Note from the date of the RTC's payment to Dunes' bankruptcy estate and/or SHF's bankruptcy estate, as the case may be, until the date the RTC is repaid, and
(iii) all costs and attorneys' fees, including the fees of in-house counsel, incurred by the RTC in connection therewith.

12. COSTS AND EXPENSES. Dunes shall bear all costs and expenses incurred in documenting and consummating the transactions contemplated by this Agreement, including, without limitation, documentary transfer taxes, all escrow costs, and title insurance costs for the title insurance policies and endorsements described in PARAGRAPH 3. Each party shall pay all fees of its own legal counsel.

13. INDEPENDENT COUNSEL. Each of Dunes, Continental, MRI, SHF and the RTC acknowledges that it has been advised to obtain representation by independent counsel or is currently represented by independent competent counsel. Each of Dunes, Continental, MRI, SHF and the RTC acknowledges that it has fully reviewed this Agreement (including all Exhibits attached hereto) and is executing it after having had an adequate opportunity to consult with independent counsel of its choice and that it fully understands the legal effects of this Agreement.

14. NOTICES. Any notice, demand, and other communication given under the provisions of this Agreement (collectively, "Notices") by any party hereto to the other party or parties shall be effective only if in writing and (a) personally served, (b) mailed by United States registered or certified mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized courier service (i.e. Federal Express) for next-day delivery, to be confirmed in writing by such courier, or (d) sent by facsimile ("fax") machine capable of confirming transmission and receipt, with hard copy of said Notice delivered no later than one (1) business day after transmission by fax machine. Notices shall be directed to the parties at their respective addresses set forth below. Notices given in the foregoing manner shall be deemed given (a) upon confirmed transmission if sent by fax machine, (b) when actually received or refused by the party to whom sent if delivered by courier, or (c) if mailed, on the day of actual delivery as shown by the addressee's registered or certified mail receipt or at the expiration of three (3) business days after the date of mailing, whichever first occurs.

If to the RTC:      RTC/FDIC
                    5080 Spectrum Dr., Suite 1000E
                    Dallas, Texas 75248
                    Facsimile No.: (214) 455-4520

          With copies to:

                    Peter L. Duncan, Esq.
                    Pyle Sims Duncan & Stevenson
                    401 B Street, Suite 1500
                    San Diego, CA 92101
                    Facsimile No.: (619) 687-5210


If to Dunes, Continental or SHF:

                    Mr. James H. Dale
                    Dunes Hotels and Casinos Inc.
                    4045 Spencer Street, Suite 206
                    Las Vegas, Nevada 89119
                    Facsimile No.: (702) 737-1065

          With copies to:

                    Chris Konwinski, Esq.
                    Calfee & Young
                    611 North Street
                    Woodland, CA 95695
                    Facsimile No.: (916) 666-3123

                    Nile Leatham, Esq.
                    Edwards & Kolesar
                    3320 W. Sahara, Suite 380
                    Las Vegas, NV 89102
                    Facsimile No.: (510) 256-0946

15. CONTROLLING LAW. This Agreement shall be construed and enforced under the laws of the State of California applying to agreements entered into and to be performed in the State of California.

16. ATTORNEYS' FEES. If it becomes necessary for the RTC to utilize legal counsel for the enforcement of the obligations of this Agreement, and if the RTC is successful in such enforcement by legal proceedings or otherwise (whether or not suit is filed), the RTC shall be reimbursed immediately by the other parties for reasonably incurred attorneys' fees (including fees for the RTC's in-house counsel) and other costs and expenses. Dunes, SHF, Continental and MRI shall also have an immediate obligation to reimburse the RTC for all attorneys' fees and costs reasonably incurred in connection with the representation of the RTC in any liquidation, reorganization, receivership, bankruptcy, assignment for benefit of creditors or other debtor-relief proceeding of or relating to Dunes, SHF, Continental or MRI. Until paid to the RTC, all such sums will bear interest from the date billed at the rate of interest set forth in the Settlement Note. This provision is separate and several and shall survive the merger of this provision into any judgment.

17.  ENTIRE AGREEMENT.  This Agreement, together with the
Exhibits attached hereto and incorporated herein by reference, contain the entire agreement among the parties and supersedes all prior oral and written agreements, understandings, commitments, and practices among the parties.

18.  AMENDMENTS.    No amendments to or change or modification of
this Agreement may be made except by a writing signed by all of the parties.

19. WAIVER. No waiver by any party of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver by said party of any such term, provision, or condition of this Agreement.

20. PARTIAL INVALIDITY. In the event that any non-essential provisions of this Agreement shall be held to be unenforceable, invalid, or inoperative for any reason, the validity of the remainder of the terms and provisions of this Agreement shall not be affected thereby in any respect.

21. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon each of the parties and their respective successors and assigns. The RTC may, in its sole and absolute discretion, assign all or some of its rights under this Agreement and the Loan Documents to any person.

22. NEUTRAL INTERPRETATION. The provisions contained herein shall not be construed in favor of or against any party because that party or its counsel drafted this Agreement, but shall be construed as if all parties prepared this Agreement, and any rules of construction to the contrary, including, without limitation, California Civil Code Section 1654, are hereby specifically waived. The terms of this Agreement were negotiated at arm's length by the parties hereto.

23. FORUM SELECTION. If any action is brought by any party to this Agreement arising out of or in any way related to any of the terms, covenants and conditions of this Agreement, whether such action is in law or in equity, the parties hereto agree that the forum for such action or actions shall be a state or federal court of competent jurisdiction within the County of San Diego, State of California.

24. JOINT AND SEVERAL LIABILITY. SHF, MRI and Continental are related entities of Dunes and have been included as parties to this Agreement in consideration of the refinancing by the RTC of an affiliated debt. Each of Dunes, Continental, MRI and SHF shall be jointly and severally liable for the obligations of the others as set forth in this Agreement, except that Dunes shall solely be liable for repayment of the Settlement Note.

25. FURTHER ACTS. Each party shall, at the request of any other party, execute, acknowledge (if appropriate) and deliver whatever additional documents, and do such other acts, as may be reasonably required in order to accomplish the intent and purposes of this Agreement.

26. SURVIVAL OF AGREEMENT. This Agreement, including, without limitation, the warranties, representations and covenants of the parties, shall survive and remain in effect after the Closing
Date.

27. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original agreement, and all of which shall constitute one agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                         RESOLUTION TRUST CORPORATION,
                         acting in its capacity as receiver
                         for San Antonio Savings Association, F.A.

                         By:       /s/

                         Title:    Chairman - SWAT





                         DUNES HOTELS AND CASINOS INC.
                         a New York corporation

                         By:     /s/ James H. Dale
                              Title: Treasurer


                         CONTINENTAL CALIFORNIA CORPORATION,
                         a Delaware corporation

                         By:     /s/ James H. Dale
                         Title: Treasurer


                         SHF ACQUISITION CORPORATION,
                         a Nevada corporation

                         By:     /s/ James H. Dale
                         Title: President


                         M&R INVESTMENT COMPANY, INC.,
                         a Nevada corporation

                         By:     /s/ James H. Dale
                         Title: President






                                 EXHIBIT A

                      SAN DIEGO PROPERTY DESCRIPTION





                                DESCRIPTION

LOTS 5 AND 6 AND THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 5, THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF
SECTION 6 AND THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF FRACTIONAL SECTION 7, ALL IN TOWNSHIP 14 SOUTH, RANGE 2 WEST, SAN BERNARDINO MERIDIAN, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO OFFICIAL PLAT THEREOF.

EXCEPTING THEREFROM THAT PORTION OF SAID LOT 5 OF SECTION 5.
DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID SECTION 5, SAID CORNER BEING A 2 INCH IRON PIPE WITH A BRASS CAP AS SHOWN ON RECORD OF SURVEY NO. 6204, RECORDS OF SAID SAN DIEGO COUNTY, THENCE NORTH 20 DEGREES 21 ' 30 " EAST OF A TRUE BEARING 1228.30 FEET TO THE TRUE POINT OF BEGINNING, THENCE NORTH 0 DEGREES 20 ' 03 " WEST PARALLEL WITH THE WESTERLY LINE OF SAID LOT 5, 208 . 71 FEET TO A POINT IN THE NORTH LINE OF SAID LOT 5, SAID POINT BEARING SOUTH 18 DEGREES 40 ' 57 " EAST 1378 . 73 FEET, MORE OR LESS, FROM THE WEST QUARTER CORNER OF SAID SECTION 5, SAID CORNER BEING A PK NAIL IN AN 8 INCH BY 22 INCH BY 24 INCH STONE AS SHOWN ON RECORD OF SURVEY NO. 5714 , RECORDS OF SAID SAN DIEGO COUNTY, THENCE ALONG SAID NORTH LINE OF SAID LOT 5, NORTH 88 DEGREES 09' 57 " EAST 208 . 78 FEET , THENCE SOUTH 0 DEGREES 20 ' 03 " EAST PARALLEL WITH THE EASTERLY LINE OF SAID LOT 4 , 208 . 71 FEET, THENCE SOUTH 88 DEGREES 09 ' 57 " WEST PARALLEL WITH THE NORTH LINE OF SAID LOT 5 , 208 . 78 FEET TO THE TRUE POINT OF BEGINNING.

ALSO EXCEPT THEREFROM THAT PORTION OF LOT 5,  SECTION 5,
TOWNSHIP 14 SOUTH,  RANGE  2  WEST ,  SAN BERNARDINO MERIDIAN, IN
THE CITY OF SAN DIEGO,  COUNTY OF SAN DIEGO,  STATE OF
CALIFORNIA,  ACCORDING TO OFFICIAL PLAT THEREOF, DESCRIBED AS
FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID SECTION 5 AS SHOWN ON RECORD OF SURVEY MAP NO. 6204 ON FILE IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ; THENCE NORTH 20 DEGREES 21 ' 30 " EAST 1228 . 30 FEET TO THE TRUE POINT OF BEGINNING ; THENCE NORTH 88 DEGREES 25 ' 24 " EAST 208 . 78 FEET ; THENCE NORTH 00 DEGREES 20 ' 58 " WEST 208 . 71 FEET ; THENCE NORTH 88 DEGREES 25 ' 24 ' EAST 86 . 42 FEET ; THENCE SOUTH 00 DEGREES 20 ' 58 " EAST 295 . 20 FEET ; THENCE SOUTH 88 DEGREES 25 ' 24 " WEST 295 . 22 FEET; THENCE NORTH 00 DEGREES 20 ' 04 " WEST 86 . 49 FEET TO THE TRUE POINT OF BEGINNING.


     1                          EXHIBIT  A








                                EXHIBIT B

                                GRANT DEED







RECORDING REQUESTED BY:

Resolution Trust Corporation

WHEN RECORDED MAIL TO:

Pyle Sims Duncan & Stevenson
401 B Street, Suite 1500
San Diego, California 92101
Attention:  Peter L. Duncan

A.P.N. 312-010-03; 312-010-13; 312-010-19; 312-030-03

============== Space Above for Recorder's Use ==============


                    GRANT DEED IN LIEU OF FORECLOSURE

     The undersigned grantor declares:  The amount of documentary
transfer tax due on the attached deed is $                 ,
computed on the full value of the property conveyed.

     For a valuable consideration, receipt of which is hereby acknowledged, CONTINENTAL CALIFORNIA CORPORATION, a Delaware corporation ("Grantor"), hereby GRANTS to THE RESOLUTION TRUST CORPORATION, as Receiver for San Antonio Savings Association, F.A. ("Grantee"), the real property located in the County of San Diego, State of California, described on EXHIBIT A, attached hereto and incorporated herein by reference.

     Grantor declares that this conveyance is freely and fairly made, Grantor having sold said real property to Grantee for a consideration equal to the fair value of Grantor's interest in said real property. Grantor further declares that there are no agreements, oral or written, other than this Grant Deed in Lieu of Foreclosure, the Settlement, Release and Loan Modification Agreement dated October 24, 1995, and the Estoppel Affidavit dated the date hereof between Grantor and Grantee with respect to said real property.

Dated:__________, 1995        CONTINENTAL CALIFORNIA CORPORATION
                         a Delaware corporation


                         By: __________________________
                         Title: _______________________


MAIL TAX STATEMENT TO THE RETURN ADDRESS ABOVE




                       DESCRIPTION

LOTS 5 AND 6 AND THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 5, THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF
SECTION 6 AND THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF FRACTIONAL SECTION 7, ALL IN TOWNSHIP 14 SOUTH, RANGE 2 WEST, SAN BERNARDINO MERIDIAN, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO OFFICIAL PLAT THEREOF.

EXCEPTING THEREFROM THAT PORTION OF SAID LOT 5 OF SECTION 5.
DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID SECTION 5, SAID CORNER BEING A 2 INCH IRON PIPE WITH A BRASS CAP AS SHOWN ON RECORD OF SURVEY NO. 6204, RECORDS OF SAID SAN DIEGO COUNTY, THENCE NORTH 20 DEGREES 21 ' 30 " EAST OF A TRUE BEARING 1228.30 FEET TO THE TRUE POINT OF BEGINNING, THENCE NORTH 0 DEGREES 20 ' 03 " WEST PARALLEL WITH THE WESTERLY LINE OF SAID LOT 5, 208 . 71 FEET TO A POINT IN THE NORTH LINE OF SAID LOT 5, SAID POINT BEARING SOUTH 18 DEGREES 40 ' 57 " EAST 1378 . 73 FEET, MORE OR LESS, FROM THE WEST QUARTER CORNER OF SAID SECTION 5, SAID CORNER BEING A PK NAIL IN AN 8 INCH BY 22 INCH BY 24 INCH STONE AS SHOWN ON RECORD OF SURVEY NO. 5714 , RECORDS OF SAID SAN DIEGO COUNTY, THENCE ALONG SAID NORTH LINE OF SAID LOT 5, NORTH 88 DEGREES 09' 57 " EAST 208 . 78 FEET , THENCE SOUTH 0 DEGREES 20 ' 03 " EAST PARALLEL WITH THE EASTERLY LINE OF SAID LOT 4 , 208 . 71 FEET, THENCE SOUTH 88 DEGREES 09 ' 57 " WEST PARALLEL WITH THE NORTH LINE OF SAID LOT 5 , 208 . 78 FEET TO THE TRUE POINT OF BEGINNING.

ALSO EXCEPT THEREFROM THAT PORTION OF LOT 5,  SECTION 5,
TOWNSHIP 14 SOUTH,  RANGE  2  WEST ,  SAN BERNARDINO MERIDIAN, IN
THE CITY OF SAN DIEGO,  COUNTY OF SAN DIEGO,  STATE OF
CALIFORNIA,  ACCORDING TO OFFICIAL PLAT THEREOF, DESCRIBED AS
FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID SECTION 5 AS SHOWN ON RECORD OF SURVEY MAP NO. 6204 ON FILE IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ; THENCE NORTH 20 DEGREES 21 ' 30 " EAST 1228 . 30 FEET TO THE TRUE POINT OF BEGINNING ; THENCE NORTH 88 DEGREES 25 ' 24 " EAST 208 . 78 FEET ; THENCE NORTH 00 DEGREES 20 ' 58 " WEST 208 . 71 FEET ; THENCE NORTH 88 DEGREES 25 ' 24 ' EAST 86 . 42 FEET ; THENCE SOUTH 00 DEGREES 20 ' 58 " EAST 295 . 20 FEET ; THENCE SOUTH 88 DEGREES 25 ' 24 " WEST 295 . 22 FEET; THENCE NORTH 00 DEGREES 20 ' 04 " WEST 86 . 49 FEET TO THE TRUE POINT OF BEGINNING.


     1                          EXHIBIT  A






                                EXHIBIT C

                              SETTLEMENT NOTE









                              SETTLEMENT NOTE



1. FUNDAMENTAL PROVISIONS. The following terms will be used as defined terms in this Settlement Note ("Note"):

     DATE OF THIS NOTE:  ____________, 1995
     MAKER: Dunes Hotels and Casinos Inc., a New York corporation

     PAYEE:  Resolution Trust Corporation, as Receiver for San
     Antonio Savings Association, F.A.

     PRINCIPAL AMOUNT:  Two Million Seven Hundred Ten Thousand
     Dollars ($2,710,000.00)

     INTEREST ADJUSTMENT DATES: The dates which are six (6) months and twelve (12) months, respectively, from the Date of this Note and the same dates of each year thereafter until the Maturity Date

     INTEREST RATE: One percent (1%) per annum in excess of the prime rate published in the WALL STREET JOURNAL, adjusted semi-annually on the Interest Adjustment Dates; provided, however, that under no circumstances shall the interest rate charged be less than eight percent (8%) or more than twelve percent (12%) per annum.

     MATURITY DATE:  _____________, 2000

2. PROMISE TO PAY. For good and valuable consideration, Maker promises to pay to Payee, or order, the Principal Amount with interest at the Interest Rate then in effect from the Date of this Note in accordance with the terms contained herein.
Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. Should any interest not be paid when due, it shall thereafter accrue interest at the Interest Rate.

3.   PAYMENT SCHEDULE.  Commencing on the date which is thirty
(30) days from the Date of this Note and on the same day of each month thereafter until the Maturity Date ("Monthly Payment Dates"), Maker shall pay installments of interest only ("Monthly Payments"). The amount of each Monthly Payment for the first six Monthly Payments shall be calculated on the Date of this Note based on the Interest Rate then in effect and the outstanding principal amount due on the Date of this Note. The amount of each Monthly Payment for the next succeeding six months shall be calculated on each Interest Adjustment Date contemporaneously with the calculation of the Interest Rate adjustment. The Monthly Payments shall remain constant during each six-month period, notwithstanding the fact that if any prepayments of principal are received during such period, the "interest only" Monthly Payments shall actually be partially interest payments and partially principal payments as a result of the reductions in outstanding principal.

     Payee shall provide a loan history ("Loan History") to Maker identifying the application of the principal and interest payments received by Payee during the immediately preceding six-month period contemporaneously with the written notification to Maker of the calculation of the adjusted Interest Rate and the adjusted Monthly Payment for the next succeeding six-month period. Payee shall provide the written notification of the semi-annual adjustment to the Interest Rate, the new amount of the Monthly Payment and the Loan History to Maker at least ten
(10) days prior to the due date of the next Monthly Payment. In the event such notice is not timely delivered in accordance with PARAGRAPH 18, Maker's next Monthly Payment shall not become due until ten (10) days following receipt of such notice; provided, however, that the succeeding Monthly Payments shall be due and payable on the regularly scheduled Monthly Payment Dates unless such notice is received on or after the due date for the next scheduled Monthly Payment, in which event that Monthly Payment shall be due ten (10) days following receipt of such notice by Maker and the succeeding Monthly Payments shall be due and payable in monthly intervals following the date of receipt of such notice.

     All Monthly Payments shall be applied first to accrued interest and then to the principal balance. The entire remaining
Principal Amount and all accrued and unpaid interest shall be due and payable in full on the Maturity Date.

4. PLACE AND MANNER OF PAYMENT. All payments shall be made in lawful money of the United States, by check payable to "Resolution Trust Corporation, as Receiver for San Antonio
Savings Association, F.A." delivered or mailed as follows or as the holder of this Note may from time to time designate:

     RTC/FDIC
     5080 Spectrum Dr., Suite 1000E
     Dallas, Texas 75248

5. PREPAYMENTS. Maker may prepay the principal of this Note in whole or in part at any time before its Maturity Date without need to pay any prepayment premium or penalty. In the event Maker prepays the principal of this Note in whole before its Maturity Date, it shall provide Payee with at least ten (10) days notice of such prepayment. Provided there are is no Event of Default (as defined in PARAGRAPH 9), partial prepayments of principal shall be applied to outstanding principal.

6. PARTIAL PAYMENTS. The acceptance by Payee of any payment hereunder which is less than the payment in full of any amounts due and payable at the time of such payment shall not constitute a waiver of the right to declare a default and accelerate at that time or any subsequent time or nullify any prior acceleration without the express consent of Payee except as and to the extent otherwise provided by law. Acceptance of a partial payment shall not cure or excuse the default caused by the failure to pay the whole amount due. Any partial payments shall first be applied to accrued interest, and the remaining portions of such payments, if any, shall be applied to reduce the outstanding principal balance.

7. LATE CHARGE. In the event any payment of principal or interest or any portion of any installment of interest hereunder is not paid within ten (10) days after it is due, Maker shall pay to Payee a late charge equal to five percent (5%) of any such past due amount to compensate Payee for additional administrative expenses incurred because of such delay. Any delinquent payment of interest shall bear interest at the Interest Rate.

8.   SECURITY.  The following security is given for this Note:

          (a)  a deed of trust with assignment of rents ("Nevada
Deed of Trust") of even date herewith, with SHF Acquisition
Corporation, a Nevada corporation, as trustor, Payee as beneficiary and Chicago Title Agency of Las Vegas, a Nevada corporation, as trustee;

          (b)  a deed of trust with assignment of rents ("Rancho
Murieta Deed of Trust") of even date herewith, with SHF
Acquisition Corporation, a Nevada corporation, as trustor, Payee as beneficiary and Chicago Title Company of California, a California corporation, as trustee; and

          (c) a collateral assignment of purchase money promissory notes secured by deeds of trust ("Collateral
Assignment") of even date herewith, with SHF Acquisition
Corporation, a Nevada corporation, as pledgor, and Payee as pledgee.

9. EVENT OF DEFAULT. At the option of Payee, it shall be an "Event of Default" hereunder if:

     (a) Maker fails to pay when due any sum payable under this
Note if such default is not cured within ten (10) business days from the giving of notice of the default by Payee;

     (b) Maker fails to perform any obligation or commits a breach of any agreement set forth in this Note, or any event of default occurs under the Settlement Agreement among Payee, Maker, Continental California Corporation, M&R Investment Company, Inc. and SHF Acquisition Corporation of even date herewith, the Nevada Deed of Trust, the Rancho Murieta Deed of Trust, the Collateral Assignment, or any other instrument securing this Note;

     (c) Maker shall admit in writing its inability to pay its debts as they become due, shall make a general assignment for the benefit of creditors or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or

     (d) An involuntary petition shall be filed against Maker or any party providing collateral to secure Maker's performance hereunder under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within sixty (60) days of the date thereof.

10. ACCELERATION. Upon the occurrence of an Event of Default, then at the option of Payee, the entire sum of principal and interest shall become immediately due and payable. Payee may exercise this option to accelerate during any default by Maker regardless of any prior forbearance.

11. DEFAULT RATE OF INTEREST. Unless or until an Event of Default is cured, interest thereafter on the unpaid principal balance, accrued interest and costs incurred shall be payable at a rate which is the maximum non-usurious rate permitted under applicable law. Such default rate shall not be limited by the twelve percent (12%) ceiling provided in PARAGRAPH 1.

12. DUE ON SALE OF RANCHO MURIETA PROPERTY. In the event SHF Acquisition Corporation, a Nevada corporation, or any successor in interest to SHF Acquisition Corporation, sells, conveys, alienates, assigns, transfers or disposes of the real property encumbered by the Rancho Murieta Deed of Trust, or any part thereof, or any interest therein, which is not expressly permitted hereunder or under the partial release and reconveyance provisions of the Rancho Murieta Deed of Trust, or becomes divested of its title or any interest therein in any manner or way, or enters into a lease covering all or substantially all of such real property, whether voluntary or involuntary or by operation of law, or enters into an agreement to do so, without the prior written consent of Payee, Payee may, at its election, declare this Note, irrespective of the Maturity Date, immediately due and payable without notice. No waiver of this right shall be effective unless in writing. Consent by Payee to one such transaction shall not be deemed to be a waiver of the rights of Payee provided herein as to future or succeeding transactions.

13. DUE ON SALE OF NEVADA PROPERTY. In the event SHF Acquisition Corporation, a Nevada corporation, or any successor in interest to SHF Acquisition Corporation, sells, conveys, alienates, assigns, transfers or disposes of the real property encumbered by the Nevada Deed of Trust, or any part thereof, or any interest therein, which is not expressly permitted hereunder or under the partial release and reconveyance provisions of the Nevada Deed of Trust, or becomes divested of its title or any interest therein in any manner or way, or enters into a lease covering all or substantially all of such real property, whether voluntary or involuntary or by operation of law, or enters into an agreement to do so, without the prior written consent of Payee, Payee may, at its election, declare this Note, irrespective of the Maturity Date, immediately due and payable without notice. No waiver of this right shall be effective unless in writing. Consent by Payee to one such transaction shall not be deemed to be a waiver of the rights of Payee provided herein as to future or succeeding transactions.

14. ATTORNEYS' FEES. If it becomes necessary for Payee to utilize legal counsel for the enforcement of the obligations of this Note, and if Payee is successful in such enforcement by legal proceedings or otherwise (whether or not suit is filed), Payee shall be reimbursed immediately by Maker for reasonably incurred attorneys' fees (including fees for Payee's in-house counsel) and other costs and expenses. Maker shall also have an immediate obligation to reimburse Payee for all attorneys' fees and costs reasonably incurred in connection with the representation of Payee in any liquidation, reorganization, receivership, bankruptcy, assignment for benefit of creditors or other debtor-relief proceeding of or relating to Maker. Until paid to Payee, all such sums will bear interest from the date billed at the Interest Rate. This provision is separate and several and shall survive the merger of this provision into any judgment.

     Maker shall and does hereby agree that, if all or a portion of the principal sum of the Note has, prior to the Maturity Date, become due or been declared due by reason of an Event of Default, the entire amount then due under the terms of this Note shall include all attorneys' fees and costs and expenses which are actually incurred as stated above, notwithstanding the provisions of Section 2924c(d) and Section 2924d of the California Civil Code.

15. NO WAIVER. No delay or omission of Payee in exercising any right or power arising in connection with any Event of Default shall be construed as a waiver or as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof. Payee may, at its option, waive any of the conditions herein and no such waiver shall be deemed to be a waiver of Payee's rights hereunder, but rather shall be deemed to have been made in pursuance of this Note and not in modification thereof. No waiver of any Event of Default shall be construed to be a waiver of or acquiescence in or consent to any preceding or subsequent Event of Default.

16. WAIVER OF NOTICES. Maker, all endorsers, all guarantors and all persons liable or to become liable on this Note waive presentment, protest, demand, notice of protest, dishonor or non-payment of this Note, and any and all other notices or matters of a like nature, consent to any and all renewals and extensions of the time of payment hereto, and agree further that at any time and from time to time without notice, the terms of payment hereof may be modified without in any way affecting the liability of any party to this Note, any endorser, any guarantor, or any person liable or to become liable with respect to any indebtedness evidenced hereby.

17. SEVERABILITY. The provisions of this Note are intended by Maker to be severable and divisible and the invalidity or unenforceability of a non-essential provision or term herein shall not invalidate or render unenforceable the remainder of this Note or any part hereof. If at any time the interest rate charged hereunder exceeds the maximum rate of interest that may be charged under California law, then the rate of interest charged hereunder shall automatically be reduced to such maximum legal rate, and any interest payments in excess of such maximum legal rate actually received by Payee shall be applied against the principal balance due hereunder. If such excess amount is greater than the outstanding principal balance, Payee shall promptly refund the amount by which such excessive interest exceeds the principal balance.

18. NOTICES. Any notice, demand, and other communication given under the provisions of this Note (collectively, "Notices") by Maker or Payee to the other party shall be effective only if in writing and (a) personally served, (b) mailed by United States registered or certified mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized courier service (i.e. Federal Express) for next-day delivery, to be confirmed in writing by such courier, or (d) sent by facsimile ("fax") machine capable of confirming transmission and receipt, with hard copy of said Notice delivered no later than one (1) business day after transmission by fax machine. Notices shall be directed to the parties at their respective addresses set forth below. Notices given in the foregoing manner shall be deemed given (a) upon confirmed transmission if sent by fax machine, (b) when actually received or refused by the party to whom sent if delivered by courier, or (c) if mailed, on the day of actual delivery as shown by the addressee's registered or certified mail receipt or at the expiration of three (3) business days after the date of mailing, whichever first occurs.

If to Payee:             RTC/FDIC
                    5080 Spectrum Dr., Suite 1000E
                    Dallas, Texas 75248
                    Facsimile No.: (214) 455-4520

          With copies to:

                    Peter L. Duncan, Esq.
                    Pyle Sims Duncan & Stevenson
                    401 B Street, Suite 1500
                    San Diego, CA 92101
                    Facsimile No.: (619) 687-5210

If to Maker:             Mr. James H. Dale
                    Dunes Hotels and Casinos Inc.
                    4045 Spencer Street, Suite 206
                    Las Vegas, Nevada 89119
                    Facsimile No.: (702) 737-1065

          With copies to:

                    Chris Konwinski, Esq.
                    Calfee & Young
                    611 North Street
                    Woodland, CA 95695
                    Facsimile No.: (916) 666-3123

                    Nile Leatham, Esq.
                    Edwards & Kolesar
                    3320 W. Sahara, Suite 380
                    Las Vegas, NV 89102
                    Facsimile No.: (510) 256-0946

19. MISCELLANEOUS PROVISIONS. No provision of this Note may be amended, modified, supplemented, changed, waived, discharged or terminated unless Maker and Payee consent thereto in writing. This Note shall be binding upon and inure to the benefit of Maker, Payee and their respective successors and assigns. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.


          IN WITNESS WHEREOF, Maker has executed this Note at San
Diego, California on the Date of this Note.


                         DUNES HOTELS AND CASINOS INC.
                         a New York corporation

                         By: ______________________
                         Title: Treasurer




DO NOT DESTROY THIS NOTE.  When paid, this Note with the Deeds of
Trust securing the same, must be surrendered to the Trustee under the Deeds of Trust for cancellation before reconveyance will be made.





                                 EXHIBIT D

                           COLLATERAL ASSIGNMENT







Recording Requested By:

The Resolution Trust Corporation,
as Receiver for San Antonio Savings
Association, F.A.

When Recorded Mail to:

Pyle Sims Duncan & Stevenson
401 B Street, Suite 1500
San Diego, California 92101
Attention:  Ann Poppe



                    Space above for recorder's use


           COLLATERAL ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT


     THIS COLLATERAL ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT ("Collateral Assignment") is made and entered into this ___ day of _______, 1995, by and between SHF ACQUISITION CORPORATION, a Nevada corporation ("Pledgor") and THE RESOLUTION TRUST CORPORATION, solely in its capacity as Receiver for San Antonio Savings Association, F.A. ("Pledgee").

                                 RECITALS

     A. Pledgor, Pledgee, Dunes Hotels and Casinos Inc., a New York corporation ("Dunes"), Continental California Corporation, a Delaware corporation, and M&R Investment Company, Inc., a Nevada corporation ("MRI"), have entered into a Settlement, Release and Loan Modification Agreement dated October 24, 1995 ("Settlement Agreement"), pursuant to which Pledgee is modifying, superseding and replacing entirely the terms of an existing obligation of Dunes to Pledgee, which modified obligation is evidenced by a promissory note in the principal amount of $2,710,000 from Dunes to Pledgee dated the date hereof ("Settlement Note"). As partial collateral to secure the repayment of the Settlement Note, Pledgor has agreed to pledge certain promissory notes secured by deeds of trust on real property, which secured notes are owned by Pledgor.

     B. Pledgor is a wholly owned subsidiary of MRI. MRI is a wholly owned subsidiary of M&R Corporation, a Delaware corporation, which, in turn, is a wholly owned subsidiary of Dunes.






                                 AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Collateral Assignment and other good and valuable consideration, Pledgor and Pledgee agree as follows:

1. DEFINITIONS. The following words shall have the following meanings when used in this Collateral Assignment:

     "Collateral Assignment" means this Collateral Assignment,
Pledge, and Security Agreement, as amended or modified from time to time, together with all exhibits and schedules attached hereto.

     "Collateral" means the SHF Notes and SHF Deeds of Trust, which Pledgor has delivered to Pledgee concurrently with the execution of this Collateral Assignment, together with all Income and Proceeds therefrom, and such additional property as may hereafter be delivered by Pledgor to Pledgee during the existence of this Collateral Assignment.

     "Event of Default" means the events described in PARAGRAPH 6.

     "Settlement Note" means a secured promissory note in the amount of $2,710,000.00, dated the date hereof, with Dunes as maker and Pledgee as payee, and all amendments, modifications and extensions of such note.

     "Income and Proceeds" means all present and future income, proceeds, substitutions from or for the Collateral of every kind and nature, including without limitation, all principal payments, interest, proceeds of any insurance on the Collateral, condemnation awards from any of the real property encumbered by the SHF Deeds of Trust, and all other real or personal property Pledgor is entitled to receive on account of such Collateral.

     "Indebtedness" means the indebtedness evidenced by the Settlement Note, together with all other costs and expenses for which Pledgor or Dunes is responsible under this Collateral Assignment, the Settlement Agreement or under any of the loan documents referred to in the Settlement Agreement.

     "SHF Deeds of Trust" means the original recorded deeds of trust securing the SHF Notes, which SHF Deeds of Trust encumber certain real property in the County of Sacramento, State of California, and are more particularly described on SCHEDULE 1, attached hereto and incorporated herein by reference.

     "SHF Notes" means the promissory notes described on SCHEDULE
2, attached hereto and incorporated herein by reference.

2. PLEDGE OF COLLATERAL; ABSOLUTE ASSIGNMENT OF INCOME AND PROCEEDS. In consideration of the financial accommodations given and continued to Dunes by Pledgee, and as partial collateral to secure the Indebtedness, Pledgor hereby absolutely, unconditionally, presently and irrevocably assigns, pledges, grants a security interest in, transfers to, and deposits with Pledgee the Collateral, including, without limitation the original SHF Notes, the original recorded SHF Deeds of Trust and the Income and Proceeds therefrom. The absolute assignment of the Income and Proceeds to Pledgee is subject to a revocable license granted to Pledgor, as described more particularly in PARAGRAPH 3.7.

     Dunes' obligations under the Settlement Note are also secured by a deed of trust dated the date hereof which grants Pledgee a lien on certain real property located in Clark County, Nevada ("Nevada Deed of Trust") and a deed of trust dated the date hereof which grants Pledgee a lien on certain real property located in Rancho Murieta, California ("Rancho Murieta Deed of Trust"). Pledgor's execution of this Collateral Assignment shall not limit, waive, or impair Pledgee's rights under the Nevada Deed of Trust or the Rancho Murieta Deed of Trust.

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS BY PLEDGOR.
Pledgor represents, warrants and covenants with respect to the Collateral pledged hereunder that:

     3.1 OWNERSHIP. Pledgor is the absolute owner of the SHF Notes and the SHF Deeds of Trust, free and clear of all security interests, liens, encumbrances, adverse claims and any other claims of others except as disclosed to and accepted by Pledgee in writing prior to the execution of this Collateral Assignment. Pledgor will not make any further assignment of the Collateral or create any further security interest therein, nor permit its rights therein to be reached by attachment, levy, garnishment, or other judicial process.

     3.2  RIGHT TO PLEDGE.    Pledgor has the full right, power
and authority to enter into this Collateral Assignment and to pledge the Collateral.

     3.3 VALID OBLIGATIONS UNDER SHF NOTES AND SHF DEEDS OF TRUST. The obligations described in the SHF Notes and the SHF Deeds of Trust are due and payable as stated therein and are valid and enforceable according to the written terms appearing on the face of the SHF Notes and no other terms, except as described in SCHEDULE 2; the obligors under the SHF Notes and the SHF Deeds of Trust had the authority and the capacity to sign the SHF Notes and SHF Deeds of Trust; and the obligors under the SHF Notes are not now in default, as to payment of money or in any other respect, in any obligations under the SHF Notes or the SHF Deeds of Trust, except as otherwise disclosed to and accepted by Pledgee in writing prior to the execution of this Collateral Assignment.

     3.4 NO OFFSETS. The obligations of the obligors under the SHF Notes and the SHF Deeds of Trust are not subject to any claim or defense for credits, offsets, reductions, damages, prepayment, conditions precedent, conditions subsequent or adjustment except as otherwise provided therein.

     3.5 FINANCIAL CONDITION OF OBLIGORS. No notice of the bankruptcy, insolvency, or financial embarrassment of any of the obligors under the SHF Notes and the SHF Deeds of Trust has been received by Pledgor, and upon Pledgor's receipt of any such notice Pledgor will immediately give Pledgee written notice thereof.

     3.6 BOOKS AND RECORDS. Pledgor has maintained and will continue to maintain accurate and complete records and accounts concerning all obligations given as Collateral hereunder, and agrees to permit inspection of said records and accounts by Pledgee and to submit to Pledgee statements of said accounts in such form as shall be prescribed by Pledgee, including, without limitation, the statements and reports required under the Settlement Agreement.

     3.7  GRANT OF REVOCABLE LICENSE FOR COLLECTION OF INCOME AND
PROCEEDS; DEPOSIT OF INCOME AND PROCEEDS.   Pledgee grants to
Pledgor a license to collect current and past due payments of interest (but not more than one month in advance) and principal on the SHF Notes and to collect any fire insurance proceeds or condemnation awards relating to the real property encumbered by the SHF Deeds of Trust, until an Event of Default occurs. Upon the occurrence of an Event of Default, this license may be revoked by Pledgee in accordance with PARAGRAPH 7.3.

     Until this license is revoked, Pledgor agrees to immediately deposit all Income and Proceeds, other than interest payments on the SHF Notes, into a separate interest-bearing account with a federally-insured financial institution containing only such Income and Proceeds. Within ten (10) days from such deposit, all such Income and Proceeds shall be remitted to Pledgee for application to outstanding principal due on the Settlement Note. Upon Pledgee's request, Pledgor shall deliver statements to Pledgee identifying the source of Income and Proceeds, other than interest payments. Until this license is revoked, Pledgor shall be entitled to retain and use all interest payments on the SHF Notes for any purpose, including, without limitation, the payment of interest on the Settlement Note on behalf of Dunes. In the event any conflict arises between Pledgor and Pledgee regarding the disposition of the Collateral or any Income or Proceeds therefrom, the interests of Pledgee shall prevail.

     3.8 NO MODIFICATIONS WITHOUT PLEDGEE'S CONSENT. Pledgor agrees not to compromise, settle or adjust any of the SHF Notes or renew or extend the time of payment thereof for a period in excess of one (1) year, nor modify any of the SHF Notes or SHF Deeds of Trust without Pledgee's prior written consent. So long as there is no Event of Default, Pledgor shall be entitled to extend the time of payment of any of the SHF Notes for a period of one (1) year or less without the prior written consent of Pledgee, provided Pledgor determines such action is financially prudent under the circumstances.

     3.9 DUTIES OF PLEDGOR ON DEFAULT OF SHF NOTE. So long as there is no Event of Default, Pledgor shall have the right to determine in its best business judgment whether foreclosure proceedings (either judicial or nonjudicial) should be commenced against any of the Collateral, without the prior written consent of Pledgee. If Pledgor elects to commence such proceedings, upon their conclusion Pledgor shall either (i) remit the foreclosure sale proceeds to Pledgee or, (ii) if Pledgor credit bids at such foreclosure sale, Pledgor shall execute and deliver a deed of trust on such real property to Pledgee, together with title insurance insuring the priority of Pledgee's lien, all in form and content acceptable to Pledgee. Pledgee shall have no responsibility or liability for the costs of such collection and enforcement, including attorneys' fees and out-of-pocket expenses.

     3.10 MERGER OF PLEDGOR. Pledgor shall not without the prior written consent of Pledgee, merge or consolidate with any other entity, including without limitation any affiliate of Pledgor, whether parent corporation, subsidiary or any entity controlled by or under common control of Pledgor, while this Collateral Assignment is in effect.

4.   PLEDGEE'S RIGHTS AND OBLIGATIONS WITH RESPECT TO COLLATERAL.
Pledgee may hold the Collateral until all of the Indebtedness has been paid and satisfied and thereafter shall deliver the Collateral to Pledgor. Pledgee shall have the following rights in addition to all other rights it may have by law:

     4.1 MAINTENANCE AND PROTECTION OF COLLATERAL. Pledgee may, but shall not be obligated to, take such steps as it reasonably deems necessary or desirable to protect, maintain, insure, control, receive or manage the Collateral and the real property encumbered by the SHF Deeds of Trust, including payment of any lien or claims against the Collateral. Pledgee may charge any cost incurred in doing so to Pledgor and all such expenditures incurred or paid by Pledgee will bear interest at the rate charged under the Settlement Note from the date paid by Pledgee to the date of repayment by Pledgor, and will be due and payable on demand.

     4.2 PERFECTION OF SECURITY INTEREST. Concurrently with the execution of this Collateral Assignment, Pledgor has delivered to Pledgee the original SHF Notes and the original recorded SHF Deeds of Trust. Upon request of Pledgee, Pledgor will deliver to Pledgee any and all further documents constituting the Collateral. Subject to the limitations of PARAGRAPH 8, Pledgor hereby appoints Pledgee as Pledgor's irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Collateral Assignment.

     4.3 LIMITATIONS ON OBLIGATIONS OF PLEDGEE. Pledgee shall use ordinary reasonable care in the physical preservation and custody of the Collateral in Pledgee's possession and shall have the duties of a mortgagee under California Civil Code Section 2941, but shall have no other obligation to protect the Collateral or its value.

5.   SUBSTITUTION OF COLLATERAL.   If, with the written consent
of Pledgee, Pledgor shall substitute or exchange other collateral, securities, or instruments in place of the Collateral herein mentioned, then all of the rights and privileges of Pledgee and all obligations on the part of Pledgor with respect to the Collateral shall be forthwith applicable to said substituted or exchanged collateral, securities, or instruments.

6. DEFAULT. One or more of the following acts or occurrences shall constitute an event of default ("Event of Default") hereunder:

     6.1 DEFAULT ON INDEBTEDNESS. If Dunes or Pledgor, as the case may be, fails to make any payment when due on the Indebtedness;

     6.2 OTHER DEFAULTS. If Pledgee fails to comply with or to perform any other term, obligation, covenant or condition contained in this Collateral Assignment, or if there is an event of default under the Settlement Agreement, the Settlement Note, the Nevada Deed of Trust or the Rancho Murieta Deed of Trust;

     6.3 INSOLVENCY. If Pledgor shall admit in writing its inability to pay its debts as they become due, shall make a general assignment for the benefit of creditors or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

     6.4 INVOLUNTARY PROCEEDINGS. If an involuntary petition shall be filed against Pledgor under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within sixty (60) days of the date thereof;

     6.5 FRAUDULENT CONVEYANCE. If an action is filed to avoid any transfer contemplated under this Collateral Assignment as a fraudulent conveyance under state or federal law;

     6.6 FORECLOSURE. If foreclosure or forfeiture proceedings, whether by judicial proceedings, self-help, repossession or any other method, are commenced by any creditor of Pledgor or by any governmental agency against the Collateral; or

     6.7 INSECURITY. Pledgee, in good faith, deems itself insecure.

7. RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Collateral Assignment, at any time thereafter
Pledgee may exercise any one or more of the following rights and remedies:

     7.1  ACCELERATE INDEBTEDNESS.  Pledgee may declare all
Indebtedness immediately due and payable without notice of any kind to Dunes or Pledgor.

     7.2 TRANSACTIONS WITH DUNES OR OBLIGORS UNDER SHF NOTES. Pledgee may (a) extend the time for payment or other performance,
(b) grant a renewal or change in terms or conditions, or (c) compromise or release any obligation of any of the obligors under the SHF Notes and the SHF Deeds of Trust.

     7.3 REVOCATION OF LICENSE. Pledgee may revoke the license granted to Pledgor under PARAGRAPH 3.7 by mailing notice of such revocation by first class mail, postage prepaid, to Pledgor at the address set forth in PARAGRAPH 11.8. Notwithstanding the provisions of PARAGRAPH 11.8, such notice of revocation shall be effective when deposited in the U.S. mail. Upon such revocation, Pledgee shall be entitled to collect all Income and Proceeds, as more particularly set forth in PARAGRAPH 7.5.

     7.4 APPOINTMENT OF RECEIVER. Pledgor agrees that upon an Event of Default, Pledgee shall be entitled to the appointment of a receiver appointed as a matter of right under California Code of Civil Procedure Section 564(8). The receiver may be an employee of Pledgee and may serve without bond. All fees of the receiver and his or her attorney shall become part of the Indebtedness secured by this Collateral Assignment and shall be payable on demand, with interest at the rate set forth in the Settlement Note from the date of expenditure until repaid.

     7.5  COLLECTION AND ENFORCEMENT OF COLLATERAL.   Upon
revocation of the license pursuant to PARAGRAPH 7.3, Pledgee shall have the right to notify the obligors under the SHF Notes that all payments of principal AND INTEREST on the SHF Notes and any other Income and Proceeds of the SHF Notes and the SHF Deeds of Trust are to be paid to Pledgee under California Commercial Code section 9502(1), and Pledgee, either itself or through a receiver, shall have the right to collect such Income and Proceeds. After deducting all legal and other costs, expenses, and charges, including attorneys' fees, incurred in the collection of the Income and Proceeds, Pledgee shall apply the residue of such Income and Proceeds to the payment of any fees or costs due under the Settlement Note, then to accrued but unpaid interest on the Settlement Note, and then to outstanding principal on the Settlement Note, with any excess funds to be paid to Pledgor.

     Pledgee shall further have the right to enforce any and all obligations of the obligors under the SHF Notes and the SHF Deeds of Trust, including, without limitation, instituting judicial or nonjudicial foreclosure proceedings with a right to credit bid on behalf of Pledgor. In the event Pledgee elects to institute any judicial proceedings to enforce the obligations of the obligors under the SHF Notes and the SHF Deeds of Trust, Pledgor will not be a necessary party to such action or actions.

     For this purpose, subject to the limitations of PARAGRAPH 8, Pledgor irrevocably appoints Pledgee as its attorney-in-fact, (a) to receive, open and dispose of mail addressed to Pledgor, (b) to execute, sign and endorse any and all instruments, receipts, checks, drafts and warrants issued in payment for the Collateral or as Income or Proceeds from the Collateral; (c) to settle or compromise any and all claims arising under the Collateral and, in the place and stead of Pledgor, execute and deliver Pledgor's release; (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in Pledgee's own name or in the name of Pledgor, or otherwise, which in the discretion of Pledgee may seem to be necessary or advisable; (e) to execute in Pledgor's name and to deliver to the obligors under the SHF Notes and the SHF Deeds of Trust on Pledgor's behalf, at the time and in the manner specified by the Collateral, any necessary instruments or documents; and (f) to instruct the trustee or trustees under the SHF Deeds of Trust, in the event Pledgee elects to institute judicial or nonjudicial foreclosure proceedings with respect to any of the SHF Deeds of Trust.

     7.6 SELL THE COLLATERAL. Pledgee may sell the Collateral, at Pledgee's discretion, as a unit or in parcels, at one or more public or private sales. Unless the Collateral threatens to decline speedily in value, Pledgee shall give to Pledgor, and to any other person who has filed with Pledgee a written request for notice, a notice in writing of the time and place of any public sale, or of the time on or after which any private sale or other intended disposition is to be made. Such notice must be delivered personally or be deposited in the United States mail first-class postage prepaid, addressed to Pledgor at its address as set forth in this Collateral Assignment, and to any other person who has requested notice at the address set forth in his request for notice, at least five (5) days before the date fixed for any public sale or before the date or after which any private sale or other disposition is to be made. Notice of the time and place of a public sale shall also be given at least five (5) days before the date of sale by publication once in a newspaper of general circulation, published in San Diego County, California, in which county the sale shall be held. Any public sale may be postponed from time to time by a public announcement at the time and place last scheduled for sale, and Pledgee may buy at any public sale. Any sale of which notice is delivered or mailed and published as herein provided and which is held as herein provided is a public sale.

     After deducting all legal and other costs, expenses, and charges, including attorneys' fees, incurred in the collection, sale, delivery, or preservation of the Collateral or any part thereof, Pledgee shall apply the residue of the proceeds of such sale to the payment any fees or costs due under the Settlement Note, then to accrued but unpaid interest, and then to outstanding principal, with any excess funds to be paid to Pledgor.

     7.7 TRANSFER TITLE. Pledgee may effect transfer of title upon sale of all or part of the Collateral. For this purpose, subject to the limitations of PARAGRAPH 8, Pledgor irrevocably appoints Pledgee as its attorney-in-fact to execute endorsements, assignments (including, without limitation, assignments of beneficial interest in the SHF Deeds of Trust) and instruments in the name of Pledgor as shall be necessary or reasonable.

     7.8 OTHER RIGHTS AND REMEDIES. Pledgee may exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

     7.9  MIXED COLLATERAL.  This Collateral Assignment, the
Nevada Deed of Trust and the Rancho Murieta Deed of Trust collectively grant Pledgee a security interest in, or title to, both real and personal property. Upon the occurrence of an Event of Default, Pledgee shall have all of the rights which California Commercial Code Section 9501(4) accords a holder of real and personal property security for an obligation to conduct separate foreclosures, or a "unified" foreclosure, of some or all of its real and personal property security.

     7.10 CUMULATIVE REMEDIES. All of Pledgee's rights and remedies, whether evidenced by this Collateral Assignment or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Pledgee to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Pledgor under this Collateral Assignment, after Pledgor's failure to perform, shall not affect Pledgee's right to declare a default and to exercise its remedies.

8. SATISFACTION OF INDEBTEDNESS. Within thirty (30) days following the satisfaction of the Indebtedness, Pledgee shall return to Pledgor the SHF Notes, the SHF Deeds of Trust and all other documents and securities given as Collateral hereunder, and shall endorse all instruments to Pledgor or its order, and give an assignment of the SHF Notes and the SHF Deeds of Trust in recordable form, all in accordance with California Civil Code
Section 2941. The irrevocable powers of attorney granted by Pledgor to Pledgee under PARAGRAPHS 4.2, 7.5 AND 7.7 shall terminate upon the full satisfaction of the Indebtedness secured by this Collateral Assignment.

9.   GUARANTY AND WAIVER OF SURETYSHIP DEFENSES.

     9.1  COLLATERAL ASSIGNMENT GIVEN AS GUARANTY.  This
Collateral Assignment is intended to be a guaranty of the obligations of Dunes under the Settlement Agreement and the Settlement Note, in addition to any other guaranty, endorsement or collateral held by Pledgee therefor, whether or not furnished by Pledgor.

     9.2 RIGHTS OF PLEDGEE. The Pledgor authorizes Pledgee, without notice or demand and without affecting Pledgor's obligations hereunder, from time to time:

               (i) to renew, extend, increase, accelerate or otherwise change the time for payment of, the terms of or the interest on the Settlement Note;

               (ii) to take from any party and hold collateral for the payment or performance of the Settlement Note or any part thereof, and to exchange, enforce or release such collateral or any part thereof;

               (iii) to accept and hold any endorsement or guaranty of payment or performance of the Settlement Note or any part thereof and to release or substitute any such endorser or guarantor, or any party who has given any security interest in any collateral as security for the payment or performance of the Indebtedness or any part thereof, or any other party in any way obligated to pay or perform the Indebtedness or any part thereof;

               (iv)  to direct the order or manner of the
disposition of any and all collateral and the enforcement of any and all endorsements and guaranties relating to the Indebtedness or any part thereof as Pledgee, in its sole discretion, may determine; and

               (v) to determine how, when and what application of payments and credits, if any, shall be made on the Indebtedness or any part thereof.

     9.3 WAIVER OF RIGHTS. Pledgor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including without limitation (a) any right to require Pledgee to proceed against Dunes or any other person or to proceed against or exhaust any security held by Pledgee at any time or to pursue any other remedy in Pledgee's power before proceeding against the Collateral, (b) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of the Settlement Note, (c) demand, presentment, protest and notice of any kind in connection with the Settlement Note, (d) any rights and defenses arising out of an election of remedies by Pledgee, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed or otherwise impaired the subrogation rights of Pledgor, the right of Pledgor to proceed against Dunes for reimbursement, or both, by operation of Section 580d of the Code of Civil Procedure or otherwise, (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (f) any duty on the part of Pledgee to disclose to Pledgor any facts Pledgee may now or hereafter know about Dunes, regardless of whether Pledgee has reason to believe that any such facts materially increase the risk beyond that which Pledgor intends to assume, or has reason to believe that such facts are unknown to Pledgor, or has a reasonable opportunity to communicate such facts to Pledgor, since Pledgor acknowledges that Pledgor is fully responsible for being and keeping informed of the financial condition of Dunes and of all circumstances bearing on the risk of non-payment of the Settlement Note, (g) any defense arising because of Pledgee's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code, and (h) any defense based upon any borrowing or grant of a security interest under
Section 364 of the Federal Bankruptcy Code. Without limiting the generality of the foregoing, Pledgor hereby expressly waives any and all benefits which might otherwise be available to Pledgor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899 and 3433, and California Code of Civil Procedure Sections 580a, 580b, 580d and 726. This is a waiver within the meaning of California Civil Code Section 2856.

     9.4 WAIVER OF SUBROGATION. Pledgor hereby waives all rights of subrogation, reimbursement, indemnity, and contribution, all rights to enforce any remedy Pledgee may have against Dunes and all rights to participate in any security held by Pledgee for the obligations hereby guaranteed, including any such right or any other right set forth in either of Sections 2848 or 2849 of the California Civil Code, as well as any defense based upon the impairment of any subrogation, reimbursement, indemnity, or contribution rights, or of any of the other foregoing rights, that Pledgor might have absent the foregoing waiver; and agrees (i) not to seek to enforce or to obtain any such right, or to accept any payment from any other person, in violation of the foregoing waiver, and (ii) that any agreement or other understanding at any time entered into with any person granting any such right to Pledgor shall be null and void.

10.  ASSIGNMENT.    This Collateral Assignment shall inure to the
benefit of and be binding upon each of the parties and their respective successors and assigns. In the event that Pledgee shall assign, endorse, sell, transfer, or hypothecate to any other person, firm, bank or corporation the Settlement Note, the SHF Notes, the SHF Deeds of Trust or any other notes, evidences of indebtedness, bonds, stocks, or other securities deposited hereunder or secured or intended to be secured hereby, or any part thereof, such assignment or transfer shall automatically constitute an assignment and transfer of this Collateral Assignment and of all rights given hereunder pro tanto, and such assignee, endorsee, transferee, or successor of Pledgee shall be granted and shall have jointly with Pledgee, all of the rights and privileges given to Pledgee, in accordance with the terms hereof.

11.  MISCELLANEOUS PROVISIONS.

     11.1 INTEGRATED AGREEMENT. This Collateral Assignment represents the final agreement between Pledgor and Pledgee. There are no restrictions, promises, warranties, covenants or undertakings other than expressly set forth herein, and this Collateral Assignment supersedes all prior agreements and understandings between the parties with respect to its subject matter.

     11.2 AMENDMENTS.    No amendments to or change or
modification of this Collateral Assignment may be made except by a writing signed by all of the parties.

     11.3 PARTIAL INVALIDITY. In the event that any non-essential provisions of this Collateral Assignment shall be held to be unenforceable, invalid, or inoperative for any reason, the validity of the remainder of the terms and provisions of this Collateral Assignment shall not be affected thereby in any respect.

     11.4 WAIVER. No waiver by any party of any term, provision or condition of this Collateral Assignment, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver by said party of any such term, provision, or condition of this Collateral Assignment.

     11.5 NEUTRAL INTERPRETATION. The provisions contained herein shall not be construed in favor of or against any party because that party or its counsel drafted this Collateral Assignment, but shall be construed as if all parties prepared this Collateral Assignment, and any rules of construction to the contrary, including, without limitation, California Civil Code
Section 1654, are hereby specifically waived. The terms of this Collateral Assignment were negotiated at arm's length by the parties hereto.

     11.6 FORUM SELECTION. If any action is brought by any party to this Collateral Assignment arising out of or in any way related to any of the terms, covenants and conditions of this Collateral Assignment, whether such action is in law or in equity, the parties hereto agree that the forum for such action or actions shall be a state of federal court of competent jurisdiction within the County of Sacramento, State of California.

     11.7 FURTHER ASSURANCES. Pledgor and Pledgee will execute any additional agreements, assignments or documents reasonably required by either party to effectuate this Collateral
Assignment.

     11.8 PAYMENTS AND NOTICES. EXCEPT AS OTHERWISE PROVIDED IN PARAGRAPH 7.3, any notice, demand, and other communication given under the provisions of this Collateral Assignment (collectively, "Notices") by any party hereto to the other party or parties shall be effective only if in writing and (a) personally served,
(b) mailed by United States registered or certified mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized courier service (i.e. Federal Express) for next-day delivery, to be confirmed in writing by such courier, or (d) sent by facsimile ("fax") machine capable of confirming transmission and receipt, with hard copy of said Notice delivered no later than one (1) business day after transmission by fax machine. Notices shall be directed to the parties at their respective addresses set forth below. Notices given in the foregoing manner shall be deemed given (a) upon confirmed transmission if sent by fax machine, (b) when actually received or refused by the party to whom sent if delivered by courier, or (c) if mailed, on the day of actual delivery as shown by the addressee's registered or certified mail receipt or at the expiration of three (3) business days after the date of mailing, whichever first occurs.

If to Pledgee:           RTC/FDIC
                    5080 Spectrum Dr., Suite 1000E
                    Dallas, Texas 75248
                    Facsimile No.: (214) 455-4520

          With copies to:

                    Peter L. Duncan, Esq.
                    Pyle Sims Duncan & Stevenson
                    401 B Street, Suite 1500
                    San Diego, CA 92101
                    Facsimile No.: (619) 687-5210

If to Pledgor:           SHF Acquisition Corporation
                    4045 Spencer Street, Suite 206
                    Las Vegas, Nevada 89119
                    Attention:  James H. Dale
                    Facsimile No.: (702) 737-1065

          With copies to:

                    Chris Konwinski, Esq.
                    Calfee & Young
                    611 North Street
                    Woodland, CA 95695
                    Facsimile No.: (916) 666-3123

                    Nile Leatham, Esq.
                    Edwards & Kolesar
                    3320 W. Sahara, Suite 380
                    Las Vegas, NV 89102
                    Facsimile No.: (510) 256-0946

All payments under this Collateral Assignment or otherwise required by law shall be made to Pledgee at the address set forth above or such other address as the party entitled to such payment may designate to the other party in writing.

     11.9 ATTORNEYS' FEES. If it becomes necessary for Pledgee to utilize legal counsel for the enforcement of the obligations of this Collateral Assignment, and if Pledgee is successful in such enforcement by legal proceedings or otherwise (whether or not suit is filed), Pledgee shall be reimbursed immediately by Pledgor for reasonably incurred attorneys' fees (including fees for Pledgee's in-house counsel) and other costs and expenses. Pledgor shall also have an immediate obligation to reimburse Pledgee for all attorneys' fees and costs reasonably incurred in connection with the representation of Pledgee in any liquidation, reorganization, receivership, bankruptcy, assignment for benefit of creditors or other debtor-relief proceeding of or relating to Pledgor. Until paid to Pledgee, all such sums will bear interest from the date billed at the rate of interest set forth in the Settlement Note. This provision is separate and several and shall survive the merger of this provision into any judgment.

     11.10 CONTROLLING LAW. This Collateral Assignment shall be construed and enforced under the laws of the State of California applying to agreements entered into and to be performed in the State of California.

     11.11 COUNTERPARTS. This Collateral Assignment may be executed in multiple counterparts, each of which shall be deemed an original agreement, and all of which shall constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                         PLEDGOR:

                         SHF ACQUISITION CORPORATION,
                         a Nevada corporation

                         By: _____________________
                         Title: President

                         By: ____________________
                         Title: Secretary

                         PLEDGEE:

                         RESOLUTION TRUST CORPORATION,
                         acting in its capacity as receiver
                         for San Antonio Savings Association, F.A.

                         By:     /s/

                         Title:   Chairman - SWAT






                                SCHEDULE 1

                     DESCRIPTION OF SHF DEEDS OF TRUST


     1.   Amount:                  $57,000
          Trustor/Borrower:        James P. Parks and Dale A.
                                   Parks, husband and wife
          Trustee:                 Founders Title Company of
                                   Sacramento County
          Beneficiary/Lender:      SHF Acquisition Corporation
          Dated:                   February 13, 1995
          Recorded:                February 22, 1995 in Book 95-02-22
                                   of Official Records, Page 605
          Lot Encumbered:          Lot 3119 as shown on the "Plat
                                   of Rancho Murieta Unit No. 6",
                                   recorded in Book 213 of Maps,
                                   Map No. 6, records of
                                   Sacramento County


     2.   Amount:                  $70,000
          Trustor/Borrower:        Chandler T. Martin and Debra
                                   L. Martin, husband and wife
          Trustee:                 Founders Title Company of
                                   Sacramento County
          Beneficiary/Lender:      SHF Acquisition Corporation
          Dated:                   March 2, 1992
          Recorded:                March 16, 1992 in Book 92-03-16 of
                                   Official Records, Page 861
          Lot Encumbered:          Lot 3126 as shown on the "Plat
                                   of Rancho Murieta Unit No. 6",
                                   recorded in Book 213 of Maps,
                                   Map No. 6, records of
                                   Sacramento County


     3.   Amount:                  $164,160
          Trustor/Borrower:        Consolidated Kapital, Inc., a
                                   Nevada corporation
          Trustee:                 Founders Title Company of
                                   Sacramento County
          Beneficiary/Lender:      SHF Acquisition Corporation
          Dated:                   January 24, 1992
          Recorded:                February 18, 1992 in Book 92-02-18
                                   of Official Records, Page 1046
          Lot Encumbered:          Lot 3128 as shown on the "Plat
                                   of Rancho Murieta Unit No. 6",
                                   recorded in Book 213 of Maps,
                                   Map No. 6, records of
                                   Sacramento County


     4.   Amount:                 $85,360
          Trustor/Borrower:        William A. Brown, an unmarried man
          Trustee:                 Old Republic Title Company of
                                   Sacramento County
          Beneficiary/Lender:      SHF Acquisition Corporation
          Dated:                   April 6, 1995
          Recorded:                April 14, 1995 in Book 95-04-14 of
                                   Official Records, Page 890
          Lot Encumbered:          Lot 3129 as shown on the "Plat
                                   of Rancho Murieta Unit No. 6",
                                   recorded in Book 213 of Maps,
                                   Map No. 6, records of
                                   Sacramento County


     5.   Amount:                  $76,000
          Trustor/Borrower:        John P. Xepoleas and Monterey
                                   A. Xepoleas, husband and wife
          Trustee:                 Founders Title Company of
                                   Sacramento County
          Beneficiary/Lender:      SHF Acquisition Corporation
          Dated:                   March 10, 1995
          Recorded:                March 15, 1995 in Book 95-03-15 of
                                   Official Records, Page 338
          Lot Encumbered:          Lot 3137 as shown on the "Plat
                                   of Rancho Murieta Unit No. 6",
                                   recorded in Book 213 of Maps,
                                   Map No. 6, records of
                                   Sacramento County


     6.   Amount:                  $193,800
          Trustor/Borrower:        T. E. Duerr and P. A. Duerr,
                                   Trustees of the Duerr Family
                                   Revocable Trust dated October
                                   14, 1987
          Trustee:                 Founders Title Company of
                                   Sacramento County
          Beneficiary/Lender:      SHF Acquisition Corporation
          Dated:                   July 22, 1992
          Recorded:                August 7, 1992 in Book 92-08-07 of
                                   Official Records, Page 362
          Lot Encumbered:          Lot 3147 as shown on the "Plat
                                   of Rancho Murieta Unit No. 6",
                                   recorded in Book 213 of Maps,
                                   Map No. 6, records of
                                   Sacramento County


     7.   Amount:                  $79,200
          Trustor/Borrower:        Raymond L. James and Cheryle
                                   James, husband and wife
          Trustee:                 Founders Title Company of
                                   Sacramento County
          Beneficiary/Lender:      SHF Acquisition Corporation
          Dated:                   December 7, 1994
          Recorded:                December 14, 1994 in Book 94-12-14
                                   of Official Records, Page 1438
          Lot Encumbered:          Lot 3155 as shown on the "Plat
                                   of Rancho Murieta Unit No. 6",
                                   recorded in Book 213 of Maps,
                                   Map No. 6, records of
                                   Sacramento County




                                SCHEDULE 2

                         DESCRIPTION OF SHF NOTES


     1.   Amount:                  $57,000
          Maker:                   James P. Parks and Dale A. Parks,
                                   husband and wife
          Payee:                   SHF Acquisition Corporation
          Interest Rate:           9% fixed
          Maturity Date:           2/22/98
          Final Installment Amt.:  $57,427.50

     2.   Amount:                  $70,000
          Maker:                   Chandler T. Martin and Debra L.
                                   Martin, husband and wife
          Payee:                   SHF Acquisition Corporation
          Interest Rate:           8% fixed
          Maturity Date:           3/10/98 by written extension dated
                                   4/6/94
          Final Installment Amt.:  $70,466.67

     3.   Amount:                  $164,160
          Maker:                   Consolidated Kapital, Inc., a
                                   Nevada corporation
          Payee:                   SHF Acquisition Corporation
          Interest Rate:           8% fixed
          Maturity Date:           7/25/97 by written extension dated
                                   1/10/95
          Final Installment Amt.:  $164,254.40

     4.   Amount:                  $85,360
          Maker:                   William A. Brown, an unmarried man
          Payee:                   SHF Acquisition Corporation
          Interest Rate:           10% fixed
          Maturity Date:           4/14/98
          Final Installment Amt.:  $86,071.33

     5.   Amount:                  $76,000
          Maker:                   John P. Xepoleas and Monterey A.
                                   Xepoleas, husband and wife
          Payee:                   SHF Acquisition Corporation
          Interest Rate:           8% fixed
          Maturity Date:           3/15/98
          Final Installment Amt.:  $76,506.67

     6.   Amount:                  $193,800
          Maker:                   T. E. Duerr and P. A. Duerr,
                                   Trustees of the Duerr Family
                                   Revocable Trust dated October 14,
                                   1987
          Payee:                   SHF Acquisition Corporation
          Interest Rate:           8% fixed
          Maturity Date:           8/10/96 by written extension dated
                                   7/27/95
          Final Installment Amt.:  $195,092

     7.   Amount:                  $79,200
          Maker:                   Raymond L. James and Cheryle James,
                                   husband and wife
          Payee:                   SHF Acquisition Corporation
          Interest Rate:           10% fixed
          Maturity Date:           12/14/97
          Final Installment Amt.:  $79,860


                                EXHIBIT E

                         SOLD RANCHO MURIETA LOTS

     The real property located in the unincorporated area of County of Sacramento, State of California, described as follows:

     Lots 3119, 3126, 3128, 3129, 3137, 3147 and 3155, as shown on the "Plat of Rancho Murieta Unit No. 6", recorded in Book 213 of Maps, Map No. 6, records of Sacramento County.





                                 EXHIBIT F

                        ALLONGE FORM FOR SHF NOTES







     Pay to the order of The Resolution Trust Corporation, as Receiver for San Antonio Savings Association, F.A. ("Assignee").

     This endorsement is attached to and made a part of that certain Promissory Note in the original principal amount of $
                        dated                             , 19
, made by                                      , a
                        , in favor of SHF Acquisition
Corporation, a Nevada corporation ("Assignee"), [as modified by
                              ], together with all endorsements
thereto.





     Dated:                             , 1995



                                   SHF ACQUISITION CORPORATION,
                                   a Nevada corporation

                                   By:

                                   Title:






                                 EXHIBIT G

                       RANCHO MURIETA DEED OF TRUST






RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO

NAME      Pyle Sims Duncan & Stevenson
ADDRESS  401 "B" Street, Ste. 1500
CITY &   San Diego, CA 92101
STATE    Attn: Ann Poppe, Esq.



Title Order No. 317673lSR
Escrow No. 819178


SPACE    ABOVE    THIS    LINE   FOR    RECORDER'S    USE

DEED    OF TRUST WITH ASSIGNMENT OF RENTS AS ADDITIONAL SECURITY

This DEED OF TRUST, made                       , between

SHF Acquisition Corporation, a Nevada corporation herein called
TRUSTOR,               whose address is
4045 Spencer Street, Suite 206, Las Vegas, Nevada  89119

  (Number and Street)            (City)   (State) (Zip Code)

CHICAGO TITLE COMPANY, a California Corporation, herein called TRUSTEE, and The Resolution Trust Corporation, as Receiver for San Antonio Savings Association, F.A., herein called BENEFICIARY, Trustor irrevocably grants, transfers and assigns to Trustee in
Trust, with Power of Sale that property in            County of
Sacramento,  California, described as:


See Exhibit A attached hereto and incorporated herein by reference


Together with the rents, issues and profits thereof, subject, however, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues and profits.

For the Purpose of Securing (l) payment of the sum of $2,710,000**


To protect the security of this Deed of Trust, and with respect to the property above described, Trustor expressly makes each and all of the agreements, and adopts and agrees to perform and be bound by each and all of the terms and provisions set forth in subdivision A of that certain Fictitious Deed of Trust referenced herein, and it is mutually agreed that all of the provisions set forth in subdivision B of that certain Fictitious Deed of Trust recorded in the book and page of Official Records in the office of the county recorder of the county where said property is located, noted below opposite the name of such county, namely:

County        Book      Page      County              Book      Page
Alameda       1288      556       Orange              7182      18
Alpine        3         130-31    Placer              1028      379
Amador        133       438       Plumas              166       1307
Butte         1330      513       Riverside           3778      347
Calaveras     185       338       Sacramento          71-10-26  615
Colusa        323       391       San Benito          300       405
Contra Costa  4684      1         San Bernardino      6213      768
Del Norte     101       549       San Francisco       A-804     596
El Dorado     704       635       San Joaquin         2855      283
Fresno        5052      623       San Luis Obispo     1311      137
Glenn         469       76        San Mateo           4778      175
Humboldt      801       83        Santa Barbara       2065      881
Imperial      1189      701       Santa Clara         6626      664
Inyo          165       672       Santa Cruz          1638      607
Kern          3756      690       Shasta              800       633
Kings         858       713       San Diego Series 5  Book1964,
                                                      Page 149774
Lake          437       110       Sierra              38        187
Lassen        192       367       Siskiyou            506       762
Los Angeles   T-3878    874       Solano              1287      621
Madera        911       136       Sonoma              2067      427
Marin         1849      122       Stanislaus          1970      56
Mariposa      90        453       Sutter              655       585
Mendocino     667       99        Tehama              457       183
Merced        1660      753       Trinity             108       595
Modoc         191       93        Tulare              2530      108
Mono          69        302       Tuolumne            177       160
Monterey      357       239       Ventura             2607      237
Napa          704       742       Yolo                769       16
Nevada        363       94        Yuba                398       693
** and other obligations described in Exhibit B, attached hereto and incorporated by reference



T365Legal(12-94)

D/T with Assignment of Rents                             Page    I






shall inure to and bind the parties hereto, with respect to the property above described. Said agreements, terms and provisions contained in said subdivisions A and B, (identical in all counties) are preprinted on the following pages hereof and are by the within reference thereto, incorporated herein and made a part of this Deed of Trust for all purposes as fully as if set forth at length herein, and Beneficiary may charge for a statement regarding the obligation secured hereby, provided the charge thereof does not exceed the maximum allowed by laws.

In order to secure repayment of the obligations secured hereby and to **

The undersigned Trustor, requests that a copy of any notice of default and any notice of sale hereunder be mailed to him at his address hereinbefore set forth.


STATE OF CALIFORNIA           )     Signature of Trustor
COUNTY OF    Yolo             )S.S.

On Nov 6, 1995 before me,
/s/ Serena Fay Pena
                                    SHF  Acquisition Corporation, a
                                    Nevada  corporation

                                    By:  /s/ James H. Dale
                                    Title:  President

a Notary Public in and for said County and State, personally appeared James H. Dale personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies), and that by his signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

Signature /s/ Serena Fay Pena
                                   (This area for official notarial seal)

**protect the security of this Deed of Trust, Trustor additionally agrees to each covenant, condition, waiver and other agreement set forth in Exhibit C, attached hereto and incorporated herein by reference.


T 365 Legal (12-94)
D/T With Assignment of Rents                         Page 2





                               DO NOT RECORD


The following is a copy of Subdivisions A and B of the fictitious Deed of Trust recorded in each county in California as stated in the forgoing Deed of Trust and incorporated by reference in said Deed of Trust as being a part thereof as if set forth at length therein.

A. To protect the security of this Deed of Trust, Trustor agrees:
    (1) To keep said property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon and to pay when due all claims for labor performed and materials furnished therefor; to comply with all laws affecting said property or requiring any alterations or improvements to be made thereon; not to commit or permit waste thereof; not to commit, suffer or permit any act upon said property in violation of law; to cultivate, irrigate. fertilize, fumigate, prune and do all other acts which from the character or use of said property may be reasonably necessary, the specific enumerations herein not excluding the general.

    (2) To provide, maintain and deliver to Beneficiary fire insurance satisfactory to and with loss payable to Beneficiary. The amount collected under any fire or other insurance policy may be applied by Beneficiary upon any indebtedness secured hereby and in such order as Beneficiary may determine, or at option of Beneficiary the entire amount so collected or any part thereof may be released to Trustor. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

    (3) To appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and to pay all costs and expenses, including cost of evidence of title, and attorney's fees in a reasonable sum, in any action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed.

    (4) To pay: at least ten days before delinquency all taxes and assessments affecting said property, including assessments on appurtenant water stock; when due, all encumbrances, charges and liens, with interest, on said property or any part thereof, which appear to be prior or superior hereto; all costs, fees and expenses of this Trust.

Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may, make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon said property for such purposes; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge, or lien which in the judgement of either appears to be prior or superior hereto; and, in exercising any such powers, pay necessary expenses, employ counsel and pay his or her reasonable fees.

    (5) To pay immediately and without demand all sums so expended by Beneficiary or Trustee, with interest from date of expenditure at the amount allowed by law in effect at the date hereof, and to pay for any statement provided for by law in effect at the date hereof regarding the obligation secured hereby, any amount demanded by the Beneficiary not to exceed the maximum allowed by law at the time when said statement is demanded.

B. It is mutually agreed:
     (1) That any award of damages in connection with any condemnation for public use of or injury to said property or any part thereof is hereby assigned and shall be paid to Beneficiary who may apply or release such moneys received by him or her in the same manner and with the same effect as above provided for regarding disposition of proceeds of fire or other insurance.
    (2) That by accepting payment of any sum secured hereby after its due date, Beneficiary does not waive his or her right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.
    (3) That at any time or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed and said note for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, Trustee may: reconvey any part of said property; consent to the making of any map or plat thereof; join in granting any easement thereon; or join in any extension agreement or any agreement subordinating the lien or charge hereof.
    (4) That upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed and said note to Trustee for cancellation and retention or other disposition as Trustee in its sole discretion may choose and upon payment of its fees, Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The Grantee in such reconveyance may be described as "the person or persons legally entitled thereto."
    (5) That as additional security, Trustor hereby gives to and confers upon Beneficiary the right, power and authority, during the continuance of these Trusts, to collect the rents, issues and profits of said property, reserving unto Trustor the right, prior to any default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, to collect and retain such rents, issues and profits as they become due and payable. Upon any such default, Beneficiary may at any time without notice, either in person, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of said property or any part thereof, in his or her own name sue for or otherwise collect such rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of said property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.
    (6) That upon default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, Beneficiary may declare all sums secured hereby immediately due and payable by delivery to Trustee of written declaration of default and demand for sale and of written notice of default and of election to cause to be sold said property, which notice Trustee shall cause to be filed for record. Beneficiary also shall deposit with Trustee this Deed, said note and all documents evidencing expenditures secured hereby.
    After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of sale having been given as then required by law. Trustee, without demand on Trustor, shall sell said property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone sale of all or any portion of said property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee, or Beneficiary as hereinafter defined, may purchase at such sale.
    After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of: all sums expended under the terms hereof, not then repaid, with accrued interest at the amount allowed by law in effect at the date hereof: all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.
    (7) Beneficiary. or any successor in ownership of any indebtedness secured hereby, may from time to time, by instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed by the Beneficiary and duly acknowledged and recorded in the office of the recorder of the county or counties where said property is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the Trustee predecessor, succeed to all its title, estate, rights, powers and duties. Said instrument must contain the name of the original Trustor, Trustee and Beneficiary hereunder, the book and page where this Deed is recorded and the name and address of the new Trustee.
    (8) That this Deed applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors, and assigns. The term Beneficiary shall mean the owner and holder, including pledgees, of the note secured hereby, whether or not named as Beneficiary herein. In this Deed, whenever the context so requires, the masculine gender includes the feminine and/or the neuter, and the singular number includes the plural.




                               EXHIBIT A

                          PROPERTY DESCRIPTION

     The real property located in the unincorporated area of the County of Sacramento, State of California, described as follows:

     Lots 3102 through 3107, both inclusive, Lots 3111 through 3117, both inclusive, Lots 3120, 3121, 3124, 3125, 3127,
     Lots 3130 through 3134, both inclusive, Lots 3144, 3150, 3152, 3156, 3158, 3161, 3162, Lots 3164 through 3180, both inclusive, Lots 3182 through 3186, both inclusive, and Lots 3188 through 3209, both inclusive, as shown on the "Plat of Rancho Murieta Unit No. 6," recorded in Book 213 of Maps, Map No. 6, records of Sacramento County.

     TOGETHER WITH:

     (a) all buildings and improvements, now or hereafter located thereon and owned by Trustor, all privileges and other rights now or hereafter made appurtenant thereto including, without limitation, all right, title and interest of Trustor in and to all streets, roads and public places, opened or proposed, adjoining the above-described real property ("Property") and any and all sidewalks, alleys, strips and gores, easements and rights of way, public or private, now or hereafter used in connection with the Property; and

     (b) all of the following property, if any such property currently exists or is later acquired by Trustor: all architectural, structural, mechanical and engineering blueprints, plans and specifications prepared for construction of improvements on the Property and all studies, data and drawings related thereto; and also all contracts and agreements of Trustor relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings or to the construction of improvements on the Property, all insurance policies covering all or any part of the Property and the proceeds therefrom, all documents, books and records relating to the Property, all contracts for utilities, services or materials relating to the Property, (but nothing herein shall obligate Trustee or Beneficiary to perform the obligations of Trustor under such contracts) all deposits, letters of credit, performance bonds or other security given to any governmental agency in connection with any permit or approval relating to the Property, and all monies, certificates of deposit or accounts on deposit with or for the benefit of Beneficiary or for the payment of governmental impositions or insurance premiums relating to the Property.

     To the extent any portion of the collateral described in the preceding paragraph (b) may not be deemed to be a part of the realty, this Deed of Trust shall constitute a security agreement with Trustor as the debtor and Beneficiary as secured party, and Trustor hereby grants to Beneficiary a security interest in such collateral for the purpose of further securing all obligations secured by this Deed of Trust. In addition to any other rights and remedies available to Beneficiary hereunder, Beneficiary shall have all rights of a secured party under the Uniform Commercial Code.






                                EXHIBIT B

             ADDITIONAL OBLIGATIONS SECURED BY DEED OF TRUST


     1.   Payment of the modified promissory note ("Settlement
Note") from Dunes Hotels and Casinos Inc., a New York corporation
("Dunes") to Beneficiary dated the date hereof in the amount of $2,710,000.00, and any extensions or renewals thereof.

     2. Performance by Dunes of all of its agreements, covenants, promises and obligations under the Settlement, Release and Loan Modification Agreement dated October 24, 1995 ("Settlement Agreement"), among Dunes, SHF Acquisition Corporation, a Nevada corporation, M&R Investment Company, Inc., a Nevada corporation and the Resolution Trust Corporation, as receiver for San Antonio Savings Association, F.A.;

     3. Payment of all future sums advanced by Beneficiary to protect the Trust Estate, with interest thereon at the rate set forth in the Settlement Note;

     4. Payment of all sums and the performance of Trustor's obligations provided in this Deed of Trust or in (i) any other agreement now or hereafter executed by Trustor for the purpose of further securing any indebtedness secured hereby; or (ii) any and all modifications or substitutions of any of the foregoing; and

     5. Payment of such additional sums and the performance of all other obligations now or hereafter owing from Trustor or Dunes to Beneficiary, whether otherwise secured or not, when the instrument evidencing such obligation recites that it is intended to be secured hereby.






                            EXHIBIT C

                 ADDITIONAL TERMS AND PROVISIONS

     1.   DUE ON SALE.   In the event Trustor or any successor in
interest to Trustor sells, conveys, alienates, assigns, transfers or disposes of the Property or any part thereof, or any interest therein, which is not expressly permitted under the partial release and reconveyance provisions of this Deed of Trust, set forth below, or becomes divested of its title or any interest therein in any manner or way, or enters into a lease covering all or substantially all of the Property, whether voluntary or involuntary or by operation of law, or enters into an agreement to do so, without the prior written consent of Beneficiary, Beneficiary may, at its election, declare the promissory note from Dunes to Beneficiary dated the date hereof in the amount of $2,710,000.00 ("Settlement Note"), together with any other obligations secured by this Deed of Trust, immediately due and payable without notice. No waiver of this right shall be effective unless in writing. Consent by Beneficiary to one such transaction shall not be deemed to be a waiver of the rights of Beneficiary provided herein as to future or succeeding transactions.

     2.   PARTIAL RELEASE AND RECONVEYANCE.   At any time, from
time to time, provided no default or event which would constitute a default with the giving of notice or the passage of time, or both, exists under the terms of this Deed of Trust, the Settlement Note, the Settlement Agreement or any other documents securing the Settlement Note (collectively, "Loan Documents"), Trustor shall be entitled to partial release of a portion of the Property (a "Parcel"), upon and subject to the following conditions:

          (a) Any portion of the Property to be released must be a legal parcel on a recorded final map pursuant to the Subdivision
Map Act. Notwithstanding anything herein to the contrary, it shall be a condition precedent to Trustor's right to obtain releases hereunder that Trustor, at its sole expense, shall have fully complied with all applicable federal, state and local laws, ordinances, and rules, including, without limitation, the California Subdivision Map Act (Government Code Sections 66410 et seq.) and all local ordinances pertaining thereto in connection with any Parcel so released and the unreleased portion of the Property. If Trustor fails to comply with any of the provisions of this paragraph, Trustor shall not be relieved in any way of its obligations under the Loan Documents.

          (b) Trustor shall be entitled to the partial release of a Parcel upon the payment to Beneficiary in cash of a release price ("Release Price") for each Parcel equal to Forty Thousand Dollars ($40,000.00). Beneficiary shall apply such payment to outstanding principal due on the Settlement Note.

          (c) Easement rights granted, conveyed, transferred and assigned hereunder to Beneficiary which are appurtenant to individual Parcels will automatically be released to Trustor from time to time with the release of any Parcels from this Deed of Trust, provided, however, such easement rights to be released will only be released as to the Parcels released and Beneficiary will retain such easement rights to all Property and improvements thereto, if any, remaining encumbered by this Deed of Trust.

          (d) All remaining property shall have adequate ingress and egress and direct access to dedicated public streets and utilities.

          (e) The California Department of Real Estate has issued a Final Amended Subdivision Public Report for the Property in form and substance approved by Beneficiary pursuant to the Subdivided
Land Law of the State of California.

          (f) The following procedures shall be used for all releases:

               (i) Trustor's written request for the release must give the legal description of the portion of the Property to be released, and must request Beneficiary to deposit its authorization for the partial release and its demand with a specified escrow, which must be an institutional title company or escrow company qualified and licensed to do an escrow business in California. The request must state the name and address of the escrow holder where the authorization for the partial release and demand are to be sent, the name of the escrow officer, and the escrow number.

               (ii) Within a reasonable time after its approval of a release, Beneficiary will deposit the authorization for the partial release and its demand in the escrow, but Beneficiary shall be obligated to do so only if Beneficiary has received from Trustor satisfactory evidence that all of the conditions to the release set forth herein have been fulfilled.

               (iii) No release by Beneficiary will affect any of Trustor's obligations under the Deed of Trust or the other Loan Documents, except to the extent that payment is actually received by Beneficiary. Any payments made by Trustor to Beneficiary for the release will be credited against the principal on the Settlement Note only upon actual receipt of the funds by Beneficiary. Checks received by Beneficiary will not be considered as payment until they are collected. Trustor will be fully responsible for the proper performance of Beneficiary's demand by the escrow holder.

               (iv)  Trustor will pay all costs and expenses
incurred in connection with any releases, including, but not limited to, any and all Trustee's fees, reconveyance fees, recording fees, premiums for title insurance endorsements, Beneficiary's costs in connection with such release(s) and escrow fees.

     3.   GUARANTY AND WAIVER OF SURETYSHIP DEFENSES.

          3.1 DEED OF TRUST GIVEN AS GUARANTY. This Deed of Trust is intended to be a guaranty of the obligations ("Obligations") of Dunes described in Exhibit B to this Deed of Trust, in addition to any other guaranty, endorsement or collateral held by Beneficiary therefor, whether or not furnished by Trustor.

          3.2  RIGHTS OF BENEFICIARY.  The Trustor authorizes
Beneficiary, without notice or demand and without affecting
Trustor's obligations hereunder, from time to time:

               (i) to renew, extend, increase, accelerate or otherwise change the time for payment of, the terms of or the interest on the Settlement Note;

               (ii) to take from any party and hold collateral for the payment or performance of the Settlement Note or any part thereof, and to exchange, enforce or release such collateral or any part thereof;

               (iii) to accept and hold any endorsement or guaranty of payment or performance of the Settlement Note or any part thereof and to release or substitute any such endorser or guarantor, or any party who has given any security interest in any collateral as security for the payment or performance of the indebtedness or any part thereof, or any other party in any way obligated to pay or perform the indebtedness or any part thereof;

               (iv)  to direct the order or manner of the
disposition of any and all collateral and the enforcement of any and all endorsements and guaranties relating to the indebtedness or any part thereof as Beneficiary, in its sole discretion, may determine; and

               (v) to determine how, when and what application of payments and credits, if any, shall be made on the indebtedness or any part thereof, and to apply the same upon principal or interest or the portion thereof, if any, in excess of the amounts guaranteed under this Deed of Trust.

          3.3 GUARANTOR WAIVERS. Trustor waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including without limitation (a) any right to require Beneficiary to proceed against Dunes or any other person or to proceed against or exhaust any security held by Beneficiary at any time or to pursue any other remedy in Beneficiary's power before exercising Beneficiary's remedies under this Deed of Trust,
(b) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of the Settlement Note, (c) demand, presentment, protest and notice of any kind in connection with the Settlement Note, (d) any rights and defenses arising out of an election of remedies by Beneficiary, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed or otherwise impaired the subrogation rights of Trustor, the right of Trustor to proceed against Dunes for reimbursement, or both, by operation of Section 580d of the Code of Civil Procedure or otherwise, (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (f) any duty on the part of Beneficiary to disclose to Trustor any facts Beneficiary may now or hereafter know about Dunes, regardless of whether Beneficiary has reason to believe that any such facts materially increase the risk beyond that which Trustor intends to assume, or has reason to believe that such facts are unknown to Trustor, or has a reasonable opportunity to communicate such facts to Trustor, since Trustor acknowledges that Trustor is fully responsible for being and keeping informed of the financial condition of Dunes and of all circumstances bearing on the risk of non-payment of the Settlement Note, (g) any defense arising because of Beneficiary's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code, and (h) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code. Without limiting the generality of the foregoing, Trustor hereby expressly waives any and all benefits which might otherwise be available to Trustor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899 and 3433, and California Code of Civil
Procedure Sections 580a, 580b, 580d and 726. This is a waiver within the meaning of California Civil Code Section 2856.

     3.4 WAIVER OF SUBROGATION. Trustor hereby waives all rights of subrogation, reimbursement, indemnity, and contribution, all rights to enforce any remedy Beneficiary may have against Dunes and all rights to participate in any security held by Beneficiary for the obligations hereby guaranteed, including any such right or any other right set forth in either of Sections 2848 or 2849 of the California Civil Code, as well as any defense based upon the impairment of any subrogation, reimbursement, indemnity, or contribution rights, or of any of the other foregoing rights, that Trustor might have absent the foregoing waiver; and agrees (i) not to seek to enforce or to obtain any such right, or to accept any payment from any other person, in violation of the foregoing waiver, and (ii) that any agreement or other understanding at any time entered into with any person granting any such right to Trustor shall be null and void.

4. INSPECTION AND RECEIVERSHIP RIGHTS. The capitalized terms used in this PARAGRAPH 4 shall have the meanings assigned to them in the Settlement Agreement. Upon Beneficiary's reasonable belief of the existence of a past or present Release or threatened Release not previously disclosed by Trustor in connection with the execution of this Deed of Trust, or upon Beneficiary's reasonable belief that Trustor has failed to comply with any environmental provision in the Settlement Agreement, Beneficiary shall give Trustor ten (10) days' prior written notice (except in the case of an emergency) of such belief, in accordance with the notice provisions in the Settlement Agreement. If Trustor fails to respond to such concerns to the reasonable satisfaction of Beneficiary within such ten (10) day period, Beneficiary or its representatives, employees and agents, may from time to time and at all reasonable times enter and inspect the Property and every part of it (including all samples of soil and groundwater) and perform those acts and things that Beneficiary deems necessary or desirable to inspect, investigate, assess and protect the security of this Deed of Trust, for the purpose of determining (a) the existence, location, nature and magnitude of any past or present Release or threatened Release; (b) the presence of any Hazardous Substances on or about the Property in violation of any Hazardous Substance Law; and (c) the compliance by Trustor of every environmental provision of the Settlement Agreement.

     In furtherance of the purposes above, without limitation of any of its other rights, Beneficiary may: (i) obtain a court order to enforce Beneficiary's right to enter and inspect the Property under Civil Code Section 2929.5, and (ii) have a receiver appointed under Code of Civil Procedure Section 564 to enforce Beneficiary's right to enter and inspect the Property for the purpose set forth above.

     All reasonable costs and expenses incurred by Beneficiary with respect to the audits, tests, inspections and examinations that Beneficiary or its agents, representatives or employees may conduct, including the fees of the engineers, laboratories, contractors, consultants and attorneys, will be paid by Trustor. All reasonable costs or expenses incurred by Trustee and Beneficiary pursuant to this PARAGRAPH 4 will bear interest at the rate set forth in the Settlement Note from the date they are incurred until those sums have been paid in full.

5. ATTORNEYS' FEES. Notwithstanding any other provision in this Deed of Trust, if it becomes necessary for Beneficiary to utilize legal counsel for the enforcement of the obligations of this Deed of Trust, and if Beneficiary is successful in such enforcement by legal proceedings or otherwise (whether or not suit is filed), Beneficiary shall be reimbursed immediately by Trustor for reasonably incurred attorneys' fees (including fees for Beneficiary's in-house counsel) and other costs and expenses. Trustor shall also have an immediate obligation to reimburse Beneficiary for all attorneys' fees and costs reasonably incurred in connection with the representation of Beneficiary in any liquidation, reorganization, receivership, bankruptcy, assignment for benefit of creditors or other debtor-relief proceeding of or relating to Dunes or Trustor. Until paid to Beneficiary, all such sums will bear interest from the date billed at the rate of interest set forth in the Settlement Note. This provision is separate and several and shall survive the merger of this provision into any judgment.

     Trustor shall and does hereby agree that, if all or a portion of the principal sum of the Settlement Note has, prior to its maturity date, become due or been declared due by reason of an Event of Default (as defined in the Settlement Note) the entire amount then due under the terms of the Settlement Note shall include all attorneys' fees and costs and expenses which are actually incurred as stated above, notwithstanding the provisions of Section 2924c(d) and Section 2924d of the California Civil Code.




                               EXHIBIT H

                        UNSOLD RANCHO MURIETA LOTS


     The real property located in the unincorporated area of County of Sacramento, State of California, described as follows:

     Lots 3102 through 3107, both inclusive, Lots 3111 through 3117, both inclusive, Lots 3120, 3121, 3124, 3125, 3127, Lots
3130 through 3134, both inclusive, Lots 3144, 3150, 3152, 3156,
3158, 3161, 3162, Lots 3164 through 3180, both inclusive, Lots 3182 through 3186, both inclusive, and Lots 3188 through 3209, both inclusive, as shown on the "Plat of Rancho Murieta Unit No. 6," recorded in Book 213 of Maps, Map No. 6, records of Sacramento County.





                                EXHIBIT I

                           NEVADA DEED OF TRUST






SHORT FORM DEED OF TRUST AND ASSIGNMENT OF RENTS

THIS DEED OF TRUST, made this        day of          , between
SHF  Acquisition Corporation, a Nevada  Corporation         ,
herein called TRUSTOR, whose address is
4045  Spencer  Street,  Ste.   206,  Las Vegas,  Nevada   89119
(number and street)                    (city)   (state) (zip code)

and The Resolution Trust Corporation, as Receiver for San Antonio
Savings Association, F.A.
herein called BENEFICIARY,

whose address is 5080  Spectrum  Dr., Ste. 100E Dallas  Texas    95248
                 (number and street)            (city) (state) (zip code)
and CHICAGO TITLE AGENCY OF LAS VEGAS, A NEV. CORP. herein called TRUSTEE,
    WITNESSETH: That Trustor IRREVOCABLY GRANTS, TRANSFERS AND
    ASSIGNS TO TRUSTEE IN TRUST, WITH POWER OF SALE, that property in Clark County, Nevada described as:

    See Exhibit A attached hereto and incorporated herein by reference

    * and the other obligations in Exhibit B, attached hereto and incorporated  herein  by  reference.

    ** In order to secure repayment of the obligations secured hereby and to protect the security of this Deed of Trust, Trustor additionally agrees to each covenant condition, waiver and other agreement set forth in Exhibit C, attached hereto and incorporated herein by reference.

     TOGETHER WITH the rents, issues and profits thereof, SUBJECT, HOWEVER, to the right, power and authority given to and conferred upon Beneficiary by paragraph (10) of the provisions incorporated herein by reference to collect and apply such rents, issues and profits.

     FOR THE PURPOSE OF SECURING: 1. Performance of each agreement of Trustor incorporated by reference or contained herein. 2. Payment of the indebtedness evidenced by one promissory note of even date herewith, and any extension or renewal thereof, in the principal sum of $2,710,000*


                     TO PROTECT THE SECURITY OF THIS DEED OF
TRUST, TRUSTOR AGREES: By the execution and delivery of this Deed of Trust and the note secured hereby, that provisions (1) to (16) inclusive of the Deed of Trust recorded in the Book and at the page, or document No. of Official records in the Office of the county recorder of the county where said property is located, noted below opposite the name of such county, viz.:





COUNTY        DOCUMENT No.            BOOK      PAGE
Clark              413987              514
Churchill          104132              34 migs   581
Douglas            24495               22        415
Elko               14831               43        343
Esmeralda          26291               311 deeds 136-141
Eureka             39802               3         283
Humboldt           116986              3         83
Lander             41172               3         758
Lincoln            41282               0 migs    467
Washoe             407206              734       221
Lyon               88436               31 migs   449
Mineral            76848               16 migs   534-537
Nye                47157               67        163
Ormsby             72637               19        102
Pershing           57486               28        58
Storey             28673               R migs    112
White Pine         126126              261       341-344

(which provisions, identical in all counties, are printed on the reverse hereof) hereby are adopted and incorporated herein and made a part hereof as fully as though set forth herein at length; that he will observe and perform said provisions; and that the references to property, obligations, and parties in said provisions shall be construed to refer to the property, obligations, and parties set forth in this Deed of Trust. **

     The undersigned Trustor requests that a copy of any Notice of Default and of any Notice of Sale hereunder be mailed to him at his address herein before set forth.

STATE OF NEVADA,        )  SS.
COUNTY OF               )              SHF Acquisition Corporation,
on                 personally          a Nevada Corporation
appeared before me, a Notary Public,   By: /s/ James H. Dale
                                       Title: President

who acknowledged that he executed the above instrument.
Signature                              Title Order No.
              (Notary Public)
                                       Escrow or Loan No.
                                       SPACE BELOW THIS LINE
                                       FOR RECORDER'S USE
         Notarial Seal
     THIS FORM COMPLIMENTS OF
CHICAGO TITLE AGENCY OF LAS VEGAS, INC.
       WHEN RECORDED MAIL TO

Name              ATTN:  Ann Poppe, Esq.
Street            Pyle Sims Duncan & Stevenson
Address           401 "B" Street, Ste. 1500
City & State      San Diego,  CA  92101





DO NOT RECORD

     The following is a copy of provisions (1) to (16) inclusive, of the deed of trust, recorded in each county in Nevada, as stated in the foregoing Deed of Trust and incorporated by reference in said Deed of Trust as being a part thereof as set forth at length therein.

To Protect the Security of This Deed of Trust, Trustor Agrees:

    1. To properly care for and keep said property in good condition and repair, not to remove or demolish any building thereon: to complete in a good and workmanlike manner any building which may be constructed thereon, and to pay when due all claims for labor performed and materials furnished therefor: to comply with all laws, ordinances and regulations requiring any alterations or improvements to be made thereon: not to commit or permit any waste thereof; not to commit suffer or permit any act to be done in or upon said property in violation of law; to cultivate, irrigate, fertilize, fumigate, prune and/or do any other act or acts. all in a timely and proper manner, which, from the character or use of said property, may be reasonably necessary, the specific enumerations herein not excluding the general.

    2. The Grantor agrees to pay and discharge all costs, fees and expenses of these Trusts, including cost of evidence of title and Trustee's fees in connection with sale, whether completed or not, which amounts shall become due upon delivery to Trustee of Declaration of Default and Demand for sale, as hereinafter provided.

    3. The amount collected under any fire insurance policy shall be credited: first, to accrued interest, next to expenditures hereunder, and any remainder upon the principal, and interest shall thereupon cease upon the amount so credited upon principal: provided, however, that at the option of the Beneficiary, the entire amount collected under the policies or any part thereof may be released to the Grantor, without liability upon the Trustee for such release.

    4. The Grantor promise and agrees that if, during the existence of the Trust there be commenced or pending any suit or action affecting said conveyed premises, or any part thereof, of the title thereto, or if any adverse claim for or against said premises, or any part thereof, be made or asserted, he will in and defend any such matter purporting to affect the security and will pay all costs and damages arising because of such action.

    5. Any award of damages in connection with any condemnation for public use of or injury to any property or any part thereof is hereby assigned and shall be paid to Beneficiary, who may apply or release such moneys received by him in the same manner and with the same affect as herein provided for disposition of proceeds of insurance.

    6. Trustee shall be under no obligation to notify any party hereto of any pending sale hereunder or of action or proceeding of any kind in which Grantor, beneficiary and/or Trustee shall be named as defendant, unless brought by Trustee.

    7. Acceptance by Beneficiary of any sum in payment of any indebtedness secured hereby, after the date when the same is due, shall not constitute a waiver of the right either to require prompt payment, when due, of all sums so secured or to declare default as herein provided for failure so to pay.

    8. Trustee may, at any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and the notes secured hereby for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby or the effect of this Deed of Trust upon the remainder of said property; reconvey any part of said property; consent in writing to the making of any map or plat thereof; join in granting any easement thereon; or join in any extension agreement or subordination agreement in connection herewith.

    9. Upon receipt of written request from Beneficiary reciting that all sums secured hereby have been paid and upon surrender of this Deed and said note to Trustee for cancellation and retention and upon payment of its fees, the Trustee shall reconvey without warranty the property then held hereunder. The recitals in such reconveyance of any matters of fact shall be conclusive proof of the truth thereof. The Grantee in such reconveyance may be described in general terms as "the person or persons legally entitled thereto" and Trustee is authorized to retain this Deed of Trust and note.

    (a) Should default be made by Grantor in payment of any indebtedness secured hereby and/ or in performance of any agreement herein, then Beneficiary may declare all sums secured hereby immediately due by delivery to Trustee of a written declaration of default and demand for sale, and of written notice of default and election to cause said property to be sold (which notice Trustee shall cause to be filed for record) and shall surrender to Trustee this Deed, the notes and all documents evidencing any expenditure secured hereby.

    10. After three months shall have elapsed following recordation of any such notice of default, Trustee shall sell said property at such time and at such place in the State of Nevada as the Trustee, in its sole discretion, shall deem best to accomplish the objects of these Trusts, having first given notice of such sale as then required by law. Place of sale may be either in the county in which the property to be sold, or any part thereof, is situated, or at an office of the Trustee located in the State of Nevada.

    (a) The Grantor, Pledgor and Mortgagor of the personal property herein pledged and/or mortgaged waives any and all other demands or notices as conditions precedent to sale of such personalty.

    (b) Trustee may postpone sale of all, or any portion, of said property by public announcement at the time fixed by said notice of sale, and may thereafter postpone said sale from time to time by public announcement at the time previously appointed.

    (c) At the time of sale so fixed, Trustee may sell the property so advertised or any part thereof, either as a whole or in separate parcels at its sole discretion, at public auction, to the highest bidder for cash in lawful money of the United States, payable at time of sale, and shall deliver to such purchaser a deed conveying the property so sold, but without covenant or warranty, express or implied. Grantor hereby agrees to surrender, immediately and without demand, possession of said property to such purchaser.

    11. Trustee shall apply the proceed of any such sale to payment of expenses of sale and all charges and expenses of Trustee and of these Trusts, including cost of evidence of title and Trustee's fee in connection with sale; all sums expended under the terms hereof, not then repaid, with accrued interest at the rate of ten per cent (10%) per annum; all other sums then secured hereby, and the remainder, if any, to the person or persons legally entitled thereto.

    12. The Beneficiary or assigns may, at any time, by instrument in writing, appoint a successor or successors to the Trustee named herein or acting hereunder, which instrument, executed and acknowledged by beneficiary, and recorded in the Office of the County Recorder of the County or Counties wherein said property is situated, shall be conclusive proof of the proper substitution of such successor or trustee, who shall have all the estate, powers, duties and trusts in the premises vested in or conferred on the original Trustee. If there be more than one Trustee, either may act alone and execute the Trusts upon the request of the Beneficiary and his acts shall be deemed to be the acts of all Trustees, and the recital in any conveyance executed by such sole trustee of such requests shall be conclusive evidence thereof, and of the authority of such sole Trustee to act.

    13. This Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisee, administrators, executors, successors and assigns.

    14. Trustee accepts these trusts when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

    15. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural, and the term Beneficiary shall include any further holder, including pledgees, of the note secured hereby.

    16. Where not inconsistent with the above the following covenants, No.1; 3, 4 (10%); 5 ; 6; 8; of NRS 107.030 are hereby adopted and made a part of this Deed of Trust.


                               DO NOT RECORD
                       REQUEST FOR FULL RECONVEYANCE
                  To be used only when note has been paid
To CHICAGO TITLE AGENCY OF LAS VEGAS, INC. TRUSTEE;      Dated
    The undersigned is the legal owner and holder of all indebtedness secured by the within Deed of Trust. All sums secured by said Deed of Trust have been fully paid and satisfied; and you are hereby requested and directed, on payment to you of any sums owing to you under the terms of said Deed of Trust, to cancel all evidences of indebtedness, secured by said Deed of Trust, delivered to you herewith together with said Deed of Trust and to reconvey, without warranty, to the parties designated by the terms of said Deed of Trust, the estate now held by you under the same.

         Mail Reconveyance To:



                                       By

                                       By

      Do not lose or destroy this Deed of Trust OR THE NOTE which it secures. Both must be delivered to the Trustee for cancellation before reconveyance will be made.





                                EXHIBIT A

                          PROPERTY DESCRIPTION

     PARCEL ONE (1) AS SHOWN BY MAP THEREOF IN FILE 75 OF
     PARCEL MAPS, PAGE 5, OF OFFICIAL RECORDS OF CLARK COUNTY,
     NEVADA


     TOGETHER WITH:

     (a) all buildings and improvements, now or hereafter located thereon and owned by Trustor, all privileges and other rights now or hereafter made appurtenant thereto including, without limitation, all right, title and interest of Trustor in and to all streets, roads and public places, opened or proposed, adjoining the above-described real property ("Property") and any and all sidewalks, alleys, strips and gores, easements and rights of way, public or private, now or hereafter used in connection with the Property; and

     (b) all of the following property, if any such property currently exists or is later acquired by Trustor: all architectural, structural, mechanical and engineering blueprints, plans and specifications prepared for construction of improvements on the Property and all studies, data and drawings related thereto; and also all contracts and agreements of Trustor relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings or to the construction of improvements on the Property, all insurance policies covering all or any part of the Property and the proceeds therefrom, all documents, books and records relating to the Property, all contracts for utilities, services or materials relating to the Property, (but nothing herein shall obligate Trustee or Beneficiary to perform the obligations of Trustor under such contracts) all deposits, letters of credit, performance bonds or other security given to any governmental agency in connection with any permit or approval relating to the Property, and all monies, certificates of deposit or accounts on deposit with or for the benefit of Beneficiary or for the payment of governmental impositions or insurance premiums relating to the Property.

     To the extent any portion of the collateral described in the preceding paragraph (b) may not be deemed to be a part of the realty, this Deed of Trust shall constitute a security agreement with Trustor as the debtor and Beneficiary as secured party, and Trustor hereby grants to Beneficiary a security interest in such collateral for the purpose of further securing all obligations secured by this Deed of Trust. In addition to any other rights and remedies available to Beneficiary hereunder, Beneficiary shall have all rights of a secured party under the Uniform Commercial Code.






                                EXHIBIT B

             ADDITIONAL OBLIGATIONS SECURED BY DEED OF TRUST


     1.   Payment of the modified promissory note ("Settlement
Note") from Dunes Hotels and Casinos Inc., a New York corporation
("Dunes") to Beneficiary dated the date hereof in the amount of $2,710,000.00, and any extensions or renewals thereof.

     2. Performance by Dunes of all of its agreements, covenants, promises and obligations under the Settlement, Release and Loan Modification Agreement dated October 24, 1995 ("Settlement Agreement"), among Dunes, SHF Acquisition Corporation, a Nevada corporation, M&R Investment Company, Inc., a Nevada corporation, and the Resolution Trust Corporation, as receiver for San Antonio Savings Association, F.A.;

     3. Payment of all future sums advanced by Beneficiary to protect the Trust Estate, with interest thereon at the rate set forth in the Settlement Note;

     4. Payment of all sums and the performance of Trustor's obligations provided in this Deed of Trust or in (i) any other agreement now or hereafter executed by Trustor for the purpose of further securing any indebtedness secured hereby; or (ii) any and all modifications or substitutions of any of the foregoing; and

     5. Payment of such additional sums and the performance of all other obligations now or hereafter owing from Trustor or Dunes to Beneficiary, whether otherwise secured or not, when the instrument evidencing such obligation recites that it is intended to be secured hereby.





                           EXHIBIT C
                 ADDITIONAL TERMS AND PROVISIONS

     1.   DUE ON SALE.   In the event Trustor or any successor in
interest to Trustor sells, conveys, alienates, assigns, transfers or disposes of the Property or any part thereof, or any interest therein, which is not expressly permitted under the partial release and reconveyance provisions of this Deed of Trust, set forth below, or becomes divested of its title or any interest therein in any manner or way, or enters into a lease covering all or substantially all of the Property, whether voluntary or involuntary or by operation of law, or enters into an agreement to do so, without the prior written consent of Beneficiary, Beneficiary may, at its election, declare the promissory note from Dunes to Beneficiary dated the date hereof in the amount of $2,710,000.00 ("Settlement Note"), together with any other obligations secured by this Deed of Trust, immediately due and payable without notice. No waiver of this right shall be effective unless in writing. Consent by Beneficiary to one such transaction shall not be deemed to be a waiver of the rights of Beneficiary provided herein as to future or succeeding transactions.

     2.   PARTIAL RELEASE AND RECONVEYANCE.   At any time, from
time to time, provided no default or event which would constitute a default with the giving of notice or the passage of time, or both, exists under the terms of this Deed of Trust, the Settlement Note, the Settlement Agreement or any other documents securing the Settlement Note (collectively, "Loan Documents"), Trustor shall be entitled to partial release of a portion of the Property (a "PARCEL"), upon and subject to the following conditions:

          (a) Any portion of the Property to be released must be a legal parcel on a recorded final map as defined in NRS 278.0145. Notwithstanding anything herein to the contrary, it shall be a condition precedent to Trustor's right to obtain releases hereunder that Trustor, at its sole expense, shall have fully complied with all applicable federal, state and local laws, ordinances, and rules, including, without limitation, Chapter 278 of Nevada Revised Statutes, entitled "Planning and Zoning," and all local ordinances pertaining thereto in connection with any Parcel so released and the unreleased portion of the Property. If Trustor fails to comply with any of the provisions of this paragraph, Trustor shall not be relieved in any way of its obligations under the Loan Documents.

          (b) Trustor shall be entitled to the partial release of a Parcel upon the payment to Beneficiary in cash of a release price ("Release Price") for each Parcel equal to Six Thousand Dollars ($6,000.00). Beneficiary shall apply such payments to outstanding principal due on the Settlement Note.

          (c) Easement rights granted, conveyed, transferred and assigned hereunder to Beneficiary which are appurtenant to individual Parcels will automatically be released to Trustor from time to time with the release of any Parcels from this Deed of Trust, provided, however, such easement rights to be released will only be released as to the Parcels released and Beneficiary will retain such easement rights to all Property and improvements thereto, if any, remaining encumbered by this Deed of Trust.

          (d) All remaining property shall have adequate ingress and egress and direct access to dedicated public streets and utilities.

          (e) The Governing Body, as defined in NRS 278.015, has approved the recording of the Final Map in form and substance approved by Beneficiary.

          (f) The following procedures shall be used for all releases:

               (i) Trustor's written request for the release must give the legal description of the portion of the Property to be released, and must request Beneficiary to deposit its authorization for the partial release and its demand with a specified escrow, which must be an institutional title company or escrow company qualified and licensed to do an escrow business in Nevada. The request must state the name and address of the escrow holder where the authorization for the partial release and demand are to be sent, the name of the escrow officer, and the escrow number.

               (ii) Within a reasonable time after its approval of a release, Beneficiary will deposit the authorization for the partial release and its demand in the escrow, but Beneficiary shall be obligated to do so only if Beneficiary has received from Trustor satisfactory evidence that all of the conditions to the release set forth herein have been fulfilled.

               (iii) No release by Beneficiary will affect any of Trustor's obligations under the Deed of Trust or the other Loan Documents, except to the extent that payment is actually received by Beneficiary. Any payments made by Trustor to Beneficiary for the release will be credited against the principal on the Settlement Note only upon actual receipt of the funds by Beneficiary. Checks received by Beneficiary will not be considered as payment until they are collected. Trustor will be fully responsible for the proper performance of Beneficiary's demand by the escrow holder.

               (iv)  Trustor will pay all costs and expenses
incurred in connection with any releases, including, but not limited to, any and all Trustee's fees, reconveyance fees, recording fees, premiums for title insurance endorsements, Beneficiary's costs in connection with such release(s) and escrow fees.

     3. SUBORDINATION. At any time, from time to time, provided no default or event which would constitute a default with the giving of notice or the passage of time, or both, exists under the terms of any of the Loan Documents, Beneficiary agrees to subordinate its rights under this Deed of Trust to the rights of the person owning the real property which is located west of the Property, between Clayton Street and Simmons Street ("Neighboring Property Owner") for an easement for water, sewer and all other utilities across the Property ("Easement"). Beneficiary's obligation to subordinate shall be conditioned upon the following:

          (a) Beneficiary shall receive all net proceeds of any agreements by Trustor to grant easement rights to the Neighboring Property Owner ("Easement Agreement") and shall apply such net proceeds to outstanding principal due under the Settlement Note. The term "net proceeds" as used herein shall be the funds to be paid to Trustor pursuant to the Easement Agreement, reduced by the reasonable actual costs incurred by Trustor to negotiate and provide the Easement, including, but not limited to, engineering fees, surveying fees, attorneys' fees, escrow fees, recording fees and title insurance costs; and

          (b) The grant of Easement shall not significantly impair the overall value or development of the Property.

     Contemporaneously with the closing of the Easement Agreement and upon Trustor's compliance with the conditions set forth above, Beneficiary agrees to execute any and all documents reasonably required by the title company necessary to document the subordination of this Deed of Trust to the Easement.

     4.   GUARANTY AND WAIVER OF SURETYSHIP DEFENSES.

          4.1 DEED OF TRUST GIVEN AS GUARANTY. This Deed of Trust is intended to be a guaranty of the obligations ("Obligations") of Dunes described in Exhibit B to this Deed of Trust, in addition to any other guaranty, endorsement or collateral held by Beneficiary therefor, whether or not furnished by Trustor.

          4.2  RIGHTS OF BENEFICIARY.  The Trustor authorizes
Beneficiary, without notice or demand and without affecting
Trustor's obligations hereunder, from time to time:

               (i) to renew, extend, increase, accelerate or otherwise change the time for payment of, the terms of or the interest on the Settlement Note;

               (ii) to take from any party and hold collateral for the payment or performance of the Settlement Note or any part thereof, and to exchange, enforce or release such collateral or any part thereof;

               (iii) to accept and hold any endorsement or guaranty of payment or performance of the Settlement Note or any part thereof and to release or substitute any such endorser or guarantor, or any party who has given any security interest in any collateral as security for the payment or performance of the indebtedness or any part thereof, or any other party in any way obligated to pay or perform the indebtedness or any part thereof;

               (iv)  to direct the order or manner of the
disposition of any and all collateral and the enforcement of any and all endorsements and guaranties relating to the indebtedness or any part thereof as Beneficiary, in its sole discretion, may determine; and

               (v) to determine how, when and what application of payments and credits, if any, shall be made on the indebtedness or any part thereof, and to apply the same upon principal or interest or the portion thereof, if any, in excess of the amounts guaranteed under this Deed of Trust.

          4.3 GUARANTOR WAIVERS. Trustor waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including without limitation (a) any right to require Beneficiary to proceed against Dunes or any other person or to proceed against or exhaust any security held by Beneficiary at any time or to pursue any other remedy in Beneficiary's power before exercising Beneficiary's remedies under this Deed of Trust,
(b) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of the Settlement Note, (c) demand, presentment, protest and notice of any kind in connection with the Settlement Note, (d) any rights and defenses arising out of an election of remedies by Beneficiary, even though that election of remedies has destroyed or otherwise impaired the subrogation rights of Trustor, the right of Trustor to proceed against Dunes for reimbursement, or both, (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (f) any duty on the part of Beneficiary to disclose to Trustor any facts Beneficiary may now or hereafter know about Dunes, regardless of whether Beneficiary has reason to believe that any such facts materially increase the risk beyond that which Trustor intends to assume, or has reason to believe that such facts are unknown to Trustor, or has a reasonable opportunity to communicate such facts to Trustor, since Trustor acknowledges that Trustor is fully responsible for being and keeping informed of the financial condition of Dunes and of all circumstances bearing on the risk of non-payment of the Settlement Note, (g) any defense arising because of Beneficiary's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code, and (h) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code. Without limiting the generality of the foregoing, Trustor hereby expressly waives any and all benefits which might otherwise be available to Trustor under Nevada Revised Statutes Sections 40.430, 40.475 and 40.485. This is a waiver within the meaning of Nevada Revised Statutes Section 40.495.

     4.4 WAIVER OF SUBROGATION. Trustor hereby waives all rights of subrogation, reimbursement, indemnity, and contribution, all rights to enforce any remedy Beneficiary may have against Dunes and all rights to participate in any security held by Beneficiary for the obligations hereby guaranteed, including any such right or any other right set forth in either of Sections 40.475 or 40.485 of the Nevada Revised Statutes, as well as any defense based upon the impairment of any subrogation, reimbursement, indemnity, or contribution rights, or of any of the other foregoing rights, that Trustor might have absent the foregoing waiver; and agrees (i) not to seek to enforce or to obtain any such right, or to accept any payment from any other person, in violation of the foregoing waiver, and (ii) that any agreement or other understanding at any time entered into with any person granting any such right to Trustor shall be null and void.

5. INSPECTION AND RECEIVERSHIP RIGHTS. The capitalized terms used in this Paragraph 5 shall have the meanings assigned to them in the Settlement Agreement. Upon Beneficiary's reasonable belief of the existence of a past or present Release or threatened Release not previously disclosed by Trustor in connection with the execution of this Deed of Trust, or upon Beneficiary's reasonable belief that Trustor has failed to comply with any environmental provision in the Settlement Agreement, Beneficiary shall give Trustor ten (10) days' prior written notice (except in the case of an emergency) of such belief, in accordance with the notice provisions in the Settlement Agreement. If Trustor fails to respond to such concerns to the reasonable satisfaction of Beneficiary within such ten (10) day period, Beneficiary or its representatives, employees and agents, may from time to time and at all reasonable times enter and inspect the Property and every part of it (including all samples of soil and groundwater) and perform those acts and things that Beneficiary deems necessary or desirable to inspect, investigate, assess and protect the security of this Deed of Trust, for the purpose of determining (a) the existence, location, nature and magnitude of any past or present Release or threatened Release; (b) the presence of any Hazardous Substances on or about the Property in violation of any Hazardous Substance Law; and (c) the compliance by Trustor of every environmental provision of the Settlement Agreement.

     In furtherance of the purposes above, without limitation of any of its other rights, Beneficiary may: (i) obtain a court order to enforce Beneficiary's right to enter and inspect the Property, and (ii) have a receiver appointed under NRS 107.100 to enforce Beneficiary's right to enter and inspect the Property for the purpose set forth above.

     All reasonable costs and expenses incurred by Beneficiary with respect to the audits, tests, inspections and examinations that Beneficiary or its agents, representatives or employees may conduct, including the fees of the engineers, laboratories, contractors, consultants and attorneys, will be paid by Trustor. All reasonable costs or expenses incurred by Trustee and Beneficiary pursuant to this PARAGRAPH 5 will bear interest at rate set forth in the Settlement Note from the date they are incurred until those sums have been paid in full.

6. ATTORNEYS' FEES. Notwithstanding any other provision in this Deed of Trust, if it becomes necessary for Beneficiary to utilize legal counsel for the enforcement of the obligations of this Deed of Trust, and if Beneficiary is successful in such enforcement by legal proceedings or otherwise (whether or not suit is filed), Beneficiary shall be reimbursed immediately by Trustor for reasonably incurred attorneys' fees (including fees for Beneficiary's in-house counsel) and other costs and expenses. Trustor shall also have an immediate obligation to reimburse Beneficiary for all attorneys' fees and costs reasonably incurred in connection with the representation of Beneficiary in any liquidation, reorganization, receivership, bankruptcy, assignment for benefit of creditors or other debtor-relief proceeding of or relating to Dunes or Trustor. Until paid to Beneficiary, all such sums will bear interest from the date billed at the rate of interest set forth in the Settlement Note. This provision is separate and several and shall survive the merger of this provision into any judgment.

     Trustor shall and does hereby agree that, if all or a portion of the principal sum of the Settlement Note has, prior to its maturity date, become due or been declared due by reason of an Event of Default (as defined in the Settlement Note) the entire amount then due under the terms of the Settlement Note shall include all attorneys' fees and costs and expenses which are actually incurred as stated above.





                                EXHIBIT J

                        NEVADA PROPERTY DESCRIPTION

     The real property located in the County of Clark, State of Nevada, described as follows:

     Parcel One (1) as shown by Map thereof in File 75 of Parcel
Maps, Page 5, of Official Records of Clark County, Nevada






                                EXHIBIT K

                            ESTOPPEL AFFIDAVIT






                            ESTOPPEL AFFIDAVIT


STATE OF _______________      )
                              )    ss.
COUNTY OF _____________       )


________________ and ________________, being first duly sworn, each for himself, deposes and says:

     That they are the President and Secretary, respectively, of Continental California Corporation, a Delaware corporation ("Corporation"), which made, executed and delivered that certain grant deed in lieu of foreclosure ("Deed") to the Resolution Trust Corporation, as Receiver for San Antonio Savings Association, F.A. (the "RTC"), dated the date hereof, conveying certain real property located in the County of San Diego, State of California, which is more fully described in EXHIBIT A attached hereto ("Property");

     That they make this affidavit for and on behalf of the Corporation pursuant to a resolution of its Board of Directors;

     That the Deed is intended to be and is an absolute conveyance of the title to the Property to the RTC, and was not and is not now intended as a mortgage, trust conveyance or security of any kind;

     That it was the intention of the Corporation as grantor in the Deed to convey, and by the Deed the Corporation did convey, to the RTC all of the Corporation's right, title and interest absolutely in and to the Property;

     That possession of the Property has been surrendered to the RTC;

     That the Corporation has no rights under any purchase option, lease, occupancy or other agreement which permits the Corporation to purchase, lease or otherwise occupy the Property of any portion thereof now or hereafter;

     That in the execution and delivery of the Deed the Corporation was not acting under any misapprehension as to the effect thereof, and acted freely and voluntarily and was not acting under coercion or duress;

     That the consideration for the Deed was and is the credit of the sum of One Million Five Hundred Thousand Dollars ($1,500,000) towards the obligations partially secured by the deed of trust ("DEED OF TRUST") executed by the Corporation, as trustor, to Ticor Title Insurance Corporation, as trustee, for San Antonio Savings Association, as beneficiary, dated October 30, 1989, and recorded on December 14, 1989, as Instrument No. 89-676300 in the Official Records of San Diego County, California, the modification, restructure and substitution of security for such obligations, and the reconveyance of the Property under the Deed of Trust;

     That at the time of making the Deed, the Corporation believed and now believes that the consideration therefor represents an adequate consideration for the Property so deeded;

     This affidavit is made for the protection and benefit of the RTC, its successors and assigns, and all other parties hereafter dealing with or who may acquire any interest in the Property herein described, and particularly for the benefit of Chicago Title Company which is about to insure the title to the Property in reliance thereon, and any other title company which may hereafter insure the title to the Property;

     That the affiants, and each of them, will testify, declare, depose or certify before any competent tribunal, officer or person, in any case now pending or which may hereafter be instituted, to the truth of the particular facts hereinabove set forth;

     That the affiants have executed this affidavit and estoppel certificate as individuals, and also for and on behalf of the Corporation pursuant to authority of the Board of Directors of the Corporation.

Dated:____________, 1995      CONTINENTAL CALIFORNIA CORPORATION

                         By: __________________________
                              Title:  President

                         By: ___________________________
                              Title:  Secretary






STATE OF ______________       )
                              )
COUNTY OF ____________        )


          On              before me, the undersigned, a Notary
Public in and for said state, personally appeared
and                 personally known to me (or proved to me on
the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity, and that by their signature on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.



Notary Public in and for
said County and State                   NOTARIAL SEAL








                                DESCRIPTION


LOTS 5 AND 6 AND THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 5, THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF
SECTION 6 AND THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF FRACTIONAL SECTION 7, ALL IN TOWNSHIP 14 SOUTH, RANGE 2 WEST, SAN BERNARDINO MERIDIAN, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO OFFICIAL PLAT THEREOF.

EXCEPTING THEREFROM THAT PORTION OF SAID LOT 5 OF SECTION 5.
DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID SECTION 5, SAID CORNER BEING A 2 INCH IRON PIPE WITH A BRASS CAP AS SHOWN ON RECORD OF SURVEY NO. 6204, RECORDS OF SAID SAN DIEGO COUNTY, THENCE NORTH 20 DEGREES 21 ' 30 " EAST OF A TRUE BEARING 1228.30 FEET TO THE TRUE POINT OF BEGINNING, THENCE NORTH 0 DEGREES 20 ' 03 " WEST PARALLEL WITH THE WESTERLY LINE OF SAID LOT 5, 208 . 71 FEET TO A POINT IN THE NORTH LINE OF SAID LOT 5, SAID POINT BEARING SOUTH 18 DEGREES 40 ' 57 " EAST 1378 . 73 FEET, MORE OR LESS, FROM THE WEST QUARTER CORNER OF SAID SECTION 5, SAID CORNER BEING A PK NAIL IN AN 8 INCH BY 22 INCH BY 24 INCH STONE AS SHOWN ON RECORD OF SURVEY NO. 5714 , RECORDS OF SAID SAN DIEGO COUNTY, THENCE ALONG SAID NORTH LINE OF SAID LOT 5, NORTH 88 DEGREES 09' 57 " EAST 208 . 78 FEET , THENCE SOUTH 0 DEGREES 20 ' 03 " EAST PARALLEL WITH THE EASTERLY LINE OF SAID LOT 4 , 208 . 71 FEET, THENCE SOUTH 88 DEGREES 09 ' 57 " WEST PARALLEL WITH THE NORTH LINE OF SAID LOT 5 , 208 . 78 FEET TO THE TRUE POINT OF BEGINNING.

ALSO EXCEPT THEREFROM THAT PORTION OF LOT 5,  SECTION 5,
TOWNSHIP 14 SOUTH,  RANGE  2  WEST ,  SAN BERNARDINO MERIDIAN, IN
THE CITY OF SAN DIEGO,  COUNTY OF SAN DIEGO,  STATE OF
CALIFORNIA,  ACCORDING TO OFFICIAL PLAT THEREOF, DESCRIBED AS
FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID SECTION 5 AS SHOWN ON RECORD OF SURVEY MAP NO. 6204 ON FILE IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ; THENCE NORTH 20 DEGREES 21 ' 30 " EAST 1228 . 30 FEET TO THE TRUE POINT OF BEGINNING ; THENCE NORTH 88 DEGREES 25 ' 24 " EAST 208 . 78 FEET ; THENCE NORTH 00 DEGREES 20 ' 58 " WEST 208 . 71 FEET ; THENCE NORTH 88 DEGREES 25 ' 24 ' EAST 86 . 42 FEET ; THENCE SOUTH 00 DEGREES 20 ' 58 " EAST 295 . 20 FEET ; THENCE SOUTH 88 DEGREES 25 ' 24 " WEST 295 . 22 FEET; THENCE NORTH 00 DEGREES 20 ' 04 " WEST 86 . 49 FEET TO THE TRUE POINT OF BEGINNING.


     1                          EXHIBIT  A